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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Young Broadcasting Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUNG BROADCASTING INC.

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2008

To the Stockholders of Young Broadcasting Inc.:

        The 2008 Annual Meeting of Stockholders of Young Broadcasting Inc. (the "Company") will be held at the offices of Akerman Senterfitt, 335 Madison Avenue, New York, New York 10017 at 9:00 a.m., local time, on Tuesday, May 6, 2008, for the following purposes:

  1.
  To elect eight directors of the Company to serve for a term of one year;

  2.
  To approve an amendment to increase the number of shares of our common stock available for issuance under our 2004 Equity Incentive Plan; and

  3.
  To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only holders of record of shares of the Company's Class A Common Stock and Class B Common Stock at the close of business on March 26, 2008 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

JAMES A. MORGAN Secretary

New York, New York
April 8, 2008

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by the Company's board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. No postage is required if mailed within the United States. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

YOUNG BROADCASTING INC.

PROXY STATEMENT FOR 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2008

INTRODUCTION

        This proxy statement and the accompanying proxy card are being furnished to the holders of Class A and Class B Common Stock of Young Broadcasting Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use in voting at the 2008 Annual Meeting of Stockholders to be held at the offices of Akerman Senterfitt, 335 Madison Avenue, New York, New York 10017 at 9:00 a.m., local time, on Tuesday, May 6, 2008, and any adjournment or postponement thereof.

        The principal executive offices of the Company are located at 599 Lexington Avenue, New York, New York 10022. This proxy statement and the form of proxy are being mailed to stockholders on or about April 8, 2008.

        Any proxy given in response to this solicitation may be revoked at any time before it has been exercised. The giving of the proxy will not affect your right to vote in person if you attend the meeting. Your proxy may be revoked at any time prior to its exercise by giving written notice to our Secretary at Young Broadcasting Inc., 599 Lexington Avenue, New York, New York 10022, by delivering a later dated proxy, or by voting in person at the meeting. If you hold your shares in street name and want to vote in person at the meeting, you must obtain a proxy from your broker and bring it to the meeting. If you do not attend the Annual Meeting, or if you attend and do not vote in person, the shares represented by your proxy will be voted in accordance with your instructions on the matters set forth in items 1 and 2. If no voting instructions are given with respect to any one or more of the items, a duly executed proxy will be voted on the uninstructed item or items as follows:

  •
  FOR the Board's nominees for election as directors.

  •
  FOR the approval of an amendment to increase the number of shares of our common stock available for issuance under our 2004 Equity Incentive Plan.

A duly executed proxy also may be voted in the discretion of the proxy holders on any other matter submitted to a vote at the meeting.

        Holders of record of shares of the Company's Class A Common Stock and Class B Common Stock at the close of business on March 26, 2008 are entitled to vote at the meeting. As of such record date, there were 21,310,274 shares of Class A Common Stock and 1,941,414 shares of Class B Common Stock outstanding.

        The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the meeting. Holders of shares of Class A Common Stock and Class B Common Stock will vote as a single class on all matters submitted to a vote of the stockholders. Each share of Class A Common Stock will be entitled to one vote and each share of Class B Common Stock will be entitled to ten votes.

        Directors will be elected by a plurality of the votes cast at the meeting. The approval of each other matter will require the affirmative vote of the holders of a majority of the votes cast thereon. On all matters to come before the meeting, abstentions and broker non-votes will be considered for purposes of determining whether a quorum is present at the meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting, and will have the same effect as a vote against each of the proposals. "Broker non-votes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. A broker non-vote will have no effect on the outcome of any of the proposals.

        As of March 26, 2008, Vincent Young, Deborah McDermott and James Morgan, each a director and executive officer of the Company, members of the family of Vincent Young and certain trust and partnership entities affiliated with and/or maintained for the benefit of such family members, collectively held approximately 47.18% of the total voting power of the Company's common stock. See "Security Ownership of Certain Beneficial Owners and Management." Accordingly, such individuals and entities collectively have the ability to exert significant influence over the election of the Company's directors and over the outcome of the voting with respect to the other proposals to be submitted to the stockholders at the meeting. Such persons and entities have advised the Company that they will vote all of their shares FOR the Board's nominees for election as directors, and FOR the approval of an amendment to increase the number of shares of our common stock available for issuance under our 2004 Equity Incentive Plan.

        The cost of soliciting these proxies will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company in person or by telephone.

PROPOSAL ONE—ELECTION OF DIRECTORS

        The Board of Directors currently consist of Alfred J. Hickey Jr., David Lee, Leif Lomo, Richard C. Lowe, Alexander T. Mason, Deborah A. McDermott, James A. Morgan, Reid Murray and Vincent J. Young. Messrs. Lomo and Lee have advised the Board that they will be retiring from their service on the Board and will not stand for re-election at the 2008 annual meeting. Eight directors will be elected at the 2008 annual meeting. Each director will serve until the next annual meeting of stockholders and until his or her successor has been elected and shall qualify. Each nominee other than Jeffrey S. Amling is currently a director of the Company. Each of the nominees has indicated that he or she is willing and able to serve as a director. On April 7, 2008, the independent members of the Board nominated Jeffrey S. Amling for election to the Board of Directors at the annual meeting. Vincent Young, the Company's Chairman and Chief Executive Officer, identified Jeffrey S. Amling as a candidate for the Board.

        At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the Board of Directors unless instructed to the contrary.

Name of Nominee	Age	Director Since	Principal occupation and business experience during the past five years
Jeffrey S. Amling	54	—	Mr. Amling was a Vice Chairman and Managing Director of Deutsche Bank Securities from 2005 to 2008. From 1999 to 2005, Mr. Amling was co-head of Deutsche Bank's Global Media Group. Prior to the acquisition of BT Alex. Brown by Deutsche Bank in 1999, Mr. Amling served as Managing Director of BT Alex. Brown and headed up the firm's Media Group from 1997 to 1999. Prior to the merger between Bankers Trust and Alex. Brown & Sons in 1997, Mr. Amling served as Managing Director and headed up the firm's Media Group. Mr. Amling joined Alex. Brown & Sons in 1983.
Alfred J. Hickey, Jr.	71	1994
			Member of the Compensation Committee of the Board of Directors. Mr. Hickey has been a private investor since October 1994. He was Vice-President—Institutional Sales of Legg Mason, a brokerage firm, from May 1990 to May 1991. Mr. Hickey was a private investor from May 1991 to June 1993, when he became the Vice President—International Sales of Southeast Research Partners, a brokerage firm, in which capacity he served until October 1994.
Richard C. Lowe	56	2001
			Mr. Lowe has been a partner of the law firm of King & Ballow, which serves as the Company's outside labor counsel, since 1982. Mr. Lowe advises broadcast and print media clients throughout the country.
Alexander T. Mason	56	2007
			Mr. Mason was the Vice Chairman of the Board of Directors and Chief Operating Officer of Mercantile Bankshares Corporation until its March 2007 acquisition by PNC Bank. He joined Mercantile in November 2003 and became a member of its Board of Directors in January 2005. Prior to joining Mercantile, Mr. Mason was Vice Chairman of Deutsche Bank in the Americas and Managing Director of Deutsche Bank Securities. He also served as chief operating officer of the firm's Global

			Corporate Finance Department and headed up the firm's Global Industry Group investment banking practice. Before the merger of Deutsche Bank and Bankers Trust in 1997, Mr. Mason served as Managing Director and Co-head of Corporate Finance for BT Alex. Brown. He joined Bankers Trust in 1973.
Deborah A. McDermott	53	2004
			President of the Company since April 1, 2004. From May 1996 to March 2004, Ms. McDermott was Executive Vice President—Operations of the Company. From 1990 to April 1996, Ms. McDermott was General Manager of WKRN, the Company's ABC network affiliate serving the Nashville, Tennessee market. Ms. McDermott serves on the board of these industry related associations: ABC Television Affiliates Association, Maximum Service Television and National Association of Broadcasters.
James A. Morgan	59	1998
			Executive Vice President and Chief Financial Officer of the Company since March 1993, Secretary of the Company since November 1994 and Executive Vice President and Secretary of each of the Company's corporate subsidiaries. From 1984 until joining the Company, he was a director and Senior Investment Officer at J.P. Morgan Capital Corporation involved in investing the firm's own capital in various leveraged and early growth stage companies.
Reid Murray	48	2004
			Member of the Audit and Compensation Committees of the Board of Directors. From January 2006 to January 2008, Mr. Murray was a Senior Vice President of Mizuho Corporate Bank, Ltd. with responsibility for communications industry coverage for the United States. From April 2002 to January 2006, Mr. Murray was a senior advisor with PNC Advisors, Inc., the money management group of PNC Bank. From 1988 until joining PNC Advisors, Mr. Murray was a Managing Director of CIBC World Markets Investment Banking, specializing in broadcasting, cable and publishing.
Vincent J. Young	60	1986
			Chairman of the Company since its inception in 1986 and director and Chairman of each of the Company's corporate subsidiaries. Mr. Young has served from 1980 and continues to serve as Chairman of Adam Young Inc., a national television representation firm, which merged with and into one of the Company's subsidiaries in March 1998.

The Board of Directors recommends a vote FOR the election of the nominees to serve as directors.

INFORMATION RELATING TO OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Determination of Independence

        The Board of Directors has determined that each of the non-employee directors of the Company (Messrs. Hickey, Lee, Lomo, Lowe, Mason and Murray), who collectively constitute a majority of the current Board of Directors, as well as Jeffrey S. Amling, director nominee, meets the general independence criteria set forth in the Nasdaq Marketplace Rules. In addition, as further required by the Nasdaq rules, the Board has made a subjective determination as to each of the foregoing individuals that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In the case of Mr. Lowe and the relationship between the Company and King & Ballow (of which Mr. Lowe is a partner) described below under "Certain Relationships and Policy on Related Party Transactions," the Audit Committee determined that the Company's relationship with King & Ballow did not cause Mr. Lowe to fail to meet the general independence criteria set forth in the Nasdaq Marketplace Rules.

Director Nomination Process

        The Board of Directors does not have a nominating committee or a formal written charter addressing the nomination process. Rather, the Board has adopted a formal written resolution addressing the nomination process for the election of directors and such related matters as are required under the federal securities laws. The Company's nomination process provides that the independent directors of the Board will consider candidates for director nominations to the Board, and that the nominees to stand for election to the Board are to be selected by a majority of the independent directors. Any member of the Board or executive officer, employee or stockholder of the Company may recommend a director candidate.

        When considering a potential candidate, the independent directors will take into consideration such factors as they deem appropriate, including the following:

  •
  the appropriate size of the Board;

  •
  the needs of the Company with respect to the particular talents and experience of its directors;

  •
  the business, financial and industry knowledge, skills and experience of nominees;

  •
  minimum individual qualifications, including strength of character, mature judgment, familiarity with the business and industry of the Company, independence of thought and an ability to work collegially;

  •
  experience with accounting rules and practices;

  •
  principles of diversity;

  •
  appreciation of the relationship of the Company's business to the changing needs of society; and

  •
  the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

        The nominees standing for election to the Company's Board of Directors at the 2008 annual meeting were selected by the unanimous vote of the independent members of the Board.

        Stockholders may propose director nominees for consideration by the independent directors. Stockholders can propose qualified candidates for director nominees by submitting, in writing, the names, appropriate biographical information and qualifications of such nominees to: James Morgan, Executive Vice President and CFO, Young Broadcasting Inc., 599 Lexington Avenue, New York, New York 10022. Properly completed submissions that are received will be forwarded to the independent directors for further review and consideration. In considering any nominee proposed by a stockholder, the independent directors will reach a conclusion based on the factors described above. The independent directors do not intend to evaluate candidates proposed by stockholders any differently than other candidates. After full consideration, the stockholder proponent will be notified of the decision of the independent directors. The Company has not received any proposals for director nominees from its stockholders.

        The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Committees of the Board of Directors and Board Meetings

        The Board of Directors currently has an Audit Committee and a Compensation Committee. All of our corporate governance materials, including our Audit Committee charter, our Compensation Committee charter and our Code of Ethics are available in the "Corporate Governance" section of our website at www.youngbroadcasting.com. Such documents are also available in print to any stockholder who requests it. Stockholders may send a written request for such documents to the attention of our Secretary at Young Broadcasting Inc., 599 Lexington Avenue, New York, New York 10022. During 2007, there were six (6) meetings of the Board of Directors, five (5) meetings of the Audit Committee and four (4) meetings of the Compensation Committee. Each director attended all of the meetings of the Board of Directors. Each director attended all of the meetings of each Committee of which he was a member. Each committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of the Board of Directors or any officer of the Company.

        Audit Committee.    The Audit Committee currently consists of Leif Lomo (Chair), Alexander T. Mason and Reid Murray. The Board of Directors has determined that each member of the Audit Committee meets the Nasdaq Marketplace Rule definition of "independent" for audit committee purposes. The Board of Directors has also determined that each of the members of the Audit Committee meets the SEC definition of an "audit committee financial expert." The Audit Committee operates under a written charter which has been approved by the Board of Directors. Information regarding the Audit Committee and its functions and responsibilities is included in this Proxy Statement under the caption "Report of the Audit Committee" below.

        Compensation Committee.    The Compensation Committee currently consists of David C. Lee (Chair), Alfred J. Hickey and Reid Murray. The Board of Directors has determined that each member of the Compensation Committee meets the Nasdaq Marketplace Rule definition of "independent" for compensation committee purposes. Each of the members of the Compensation Committee is an "outside director" under Section 162(m) of the Internal Revenue Code and a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee operates under a written charter which has been approved by the Board of Directors. The Compensation Committee is responsible for approving the compensation for the Company's chief executive officer and, in consultation with the Company's chief executive officer, approving the compensation of other executive officers. For further information on the Compensation Committee's processes and procedures for consideration and determination of executive compensation, see Compensation and Discussion Analysis elsewhere in this proxy statement. The Compensation Committee also administers the Company's 2004 Equity Incentive Plan.

        Executive Sessions.    The independent members of the Board of Directors meet in executive session, without any employee directors or other members of management in attendance, each time the full Board convenes for a regularly scheduled meeting, which is at least four (4) times each year. If the Board convenes a special meeting, the independent directors may meet in executive session if the circumstances warrant.

Stockholder Communication with Board Members

        The Company maintains Board member contact information for stockholders, both telephone and email, on its website (www.youngbroadcasting.com) under the heading "Contact Us." By following the Contact Us link, a stockholder will be given access to the Company's telephone number and mailing address as well as a link for providing email correspondence to Investor Relations. Communications sent to Investor Relations and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the stockholder communication. In addition, communications received via telephone for the Board are forwarded to the Board by an officer of the Company.

Code of Ethics

        The Audit Committee has adopted a Code of Ethics applicable to the Company's principal executive officer, principal financial officer and principal accounting officer. The Company has made the Code of Ethics available on its website at www.youngbroadcasting.com under the heading "Corporate Governance."

Certain Relationships and Policy on Related Party Transactions

        Richard C. Lowe, one of the Company's directors, is a partner of the law firm of King & Ballow, which serves as the Company's outside labor counsel. During 2007, the Company paid legal fees to King & Ballow in the amount of $660,884.

        The Company's Board of Directors has adopted a written policy with respect to related party transactions that is designed to monitor and ensure the proper review, approval, ratification and disclosure of related party transactions involving the Company. The Board of Directors determined that the Audit Committee is the appropriate Committee to review, approve and ratify "Related Party Transactions" (as defined in the policy), except that Related Party Transactions involving compensation are approved by the Compensation Committee.

        Under the policy, management brings to the Audit Committee for review the proposed Related Party Transaction. After appropriate review (which includes consideration of the financial terms of such transaction), the Audit Committee will approve such Related Party Transaction if it is consistent with the policy and is on terms, taken as a whole, which the Audit Committee believes are no less favorable to the Company than could be obtained in an arms-length transaction with an unrelated third party. Management also brings to the Audit Committee for its review and approval any proposed material modification to any previously approved Related Party Transaction. If it is not practical for the Audit Committee to review in advance a particular Related Party Transaction or material modification thereto, management brings to the Audit Committee for its ratification such Related Party Transaction or modification and makes such changes, if any, as the Audit Committee so directs. Any Related Party Transaction or modification which has been approved or ratified by the Board of Directors, by the affirmative vote of a majority of directors who do not have a direct or indirect material interest in such Related Party Transaction, need not be approved or ratified by the Audit Committee.

        For purposes of this policy, a "Related Party" is (i) any director, nominee for director or executive officer of the Company, (ii) any beneficial holder of more than 5% of the outstanding common stock of the Company; or (iii) any immediate family member of a director, director nominee or executive officer of the Company or of a beneficial holder of more than 5% of the outstanding common stock of the Company; an "immediate family member" means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law and sister-in-law and any other person (other than a tenant or employee) sharing the same household.

        For purposes of this policy, a "Related Party Transaction" is a transaction (including, but not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships) in which the Company is a participant and the amount involved exceeds $10,000, and in which any Related Party had or will have a direct or indirect material interest; a person's interest is not be deemed to be "an indirect material interest" if it arises only (i) from such person's position as a director of another entity, (ii) from the direct or indirect ownership by such person and all other Related Parties, in the aggregate, of a less than 10% equity interest in another entity, (iii) from both (i) and (ii), or (iv) from such person's position as a limited partner in a partnership in which such person and all other Related Parties have an interest of less than 10% and such person is not a general partner of and does not hold another position in the partnership.

Board Member Attendance at Annual Meetings

        The Board of Directors does not have a formal policy regarding attendance of directors at the Company's annual stockholder meetings. All of the Company's current directors attended the Company's 2007 annual meeting of stockholders.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee operates under a written charter which has been approved by the Board of Directors. The functions of the Audit Committee are focused on three areas:

  •
  the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements;

  •
  the appointment, compensation, retention, and oversight of the Company's independent registered public accounting firm (the "independent auditors"); and

  •
  the Company's compliance with legal and regulatory requirements.

        During 2007, the Audit Committee approved the engagement of an outside professional firm to perform certain delineated internal audit functions and to assist in the evaluation and improvement of the Company's internal financial controls. Under the terms of their engagement, such professional firm (the "internal auditors") reports directly to the Audit Committee. The internal auditors operate under a written charter that was developed in consultation with management and the Audit Committee. This charter was approved by the Audit Committee and defines, among other things, the scope of the work to be performed by the internal auditors.

        The Audit Committee met periodically during 2007 with the Company's independent auditors, internal auditors and management to assure that all were carrying out their respective responsibilities. Both the independent auditors and the internal auditors have full access to the Audit Committee. The Audit Committee regularly (including during the course of each meeting of the Audit Committee) meets privately with the independent auditors, without any member of management in attendance. In addition, the Audit Committee periodically meets privately with the internal auditors, without the independent auditors or any member of management in attendance. The Audit Committee also reviews the performance of the independent auditors and their independence from management.

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Ernst & Young LLP, the Company's independent auditors for 2007, is responsible for expressing opinions on the conformity of the Company's financial statements with U.S. generally accepted accounting principles and on management's assessment of the effectiveness of the Company's internal control over financial reporting. In addition, Ernst & Young expresses its own opinion on the effectiveness of the Company's internal control over financial reporting. In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young the audited financial statements for the year ended December 31, 2007, management's assessment of the effectiveness of the Company's internal control over financial reporting and Ernst & Young's evaluation of the Company's internal control over financial reporting. As a general matter, Ernst & Young also discusses with the Audit Committee any issues that they believe should be raised with the Audit Committee.

        Management has represented to the Audit Committee that the financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has received from and discussed with Ernst & Young the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee also discussed with Ernst & Young any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

April 7, 2008

Audit Committee of the Board of Directors
Leif Lomo, Chairman Alexander T. Mason Reid Murray

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 26, 2008 regarding the beneficial ownership of the Company's Class A and Class B Common Stock by (i) each executive officer of the Company named in the Summary Compensation Table, (ii) each director and director nominee of the Company, (iii) each stockholder known by the Company to beneficially own 5% or more of such Class A and/or Class B Common Stock and (iv) all directors and executive officers, as a group. Except as otherwise indicated, the address of each beneficial holder of the Company's Common Stock listed below is the same as the Company.

	Class A Common Stock			Class B Common Stock			Percent of Vote as a Single Class(2)
Beneficial Owner
	Number(1)		Percent(2)	Number(1)		Percent(2)
Vincent J. Young	86,647	(3)	*	1,178,877	(4)	60.7	29.2
James A. Morgan	500	(5)	*	53,670	(6)	2.8	1.3
Deborah A. McDermott	9,826	(7)	*	14,555	(8)	*	*
Alfred J. Hickey, Jr.	12,925	(9)	*	—		—	*
Leif Lomo	20,550	(9)	*	—		—	*
David C. Lee	7,196	(9)	*	—		—	*
Richard C. Lowe	7,650	(9)	*	—		—	*
Alexander T. Mason	—		—	—		—	—
Reid Murray	—		—	—		—	—
Adam Young 2003 Trust c/o Prager & Fenton 675 Third Avenue New York, NY 10017	—		—	654,615		33.7	16.1
Spray-V Limited Partnership c/o Prager & Fenton 675 Third Avenue New York, NY 10017	19,000		*	358,000		18.4	8.8
Margaret Young c/o Prager & Fenton 675 Third Avenue New York, NY 10017	—		—	153,863		7.9	3.8
Mario J. Gabelli and various related entities(10) c/o Gabelli Asset Management Inc. One Corporate Center Rye, NY 10580	4,324,380		20.3	—		—	10.6
Concordia Advisors L.L.C.(11) 1350 Avenue of the Americas New York, New York 10019	1,779,363		8.3	—		—	4.4
Eric Semler(12) 888 Seventh Avenue, Suite 1504 New York, New York 10019	1,495,246		7.0	—		—	3.7
All directors and executive officers as a group (9 persons)	149,094	(13)	*	1,247,102	(14)	64.2	31.0

*
Less than 1%.

(1)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned by each person as of March 26, 2008 includes shares of Common Stock that such person had the right to acquire on or within 60 days after March 26, 2008.

(2)
Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to ten votes per share, except for votes relating to certain significant transactions. Holders of both classes of Common Stock will vote together as a single class on all matters presented for a vote, except as otherwise specified in the Company's Restated Certificate of Incorporation and as required by law. Percentage of beneficial ownership of Class A Common Stock is based on 21,310,274 shares of Class A Common Stock outstanding and percentage of beneficial ownership of Class B Common Stock is based on 1,941,414 shares of Class B Common Stock outstanding.

(3)
Includes (i) 14,955 shares held for the benefit of his minor children, (ii) 3,176 shares held by his wife, (iii) 8,544 shares held in his 401(k) plan, as reported in a plan statement dated as of March 31, 2008, and (iv) 19,000 shares held by Spray-V Limited Partnership, as to which Mr. Young may be deemed to share beneficial ownership with the other directors of Spray-V Limited Partnership.

(4)
Includes 358,000 shares held by Spray-V Limited Partnership, as to which Mr. Young may be deemed to share beneficial ownership with the other directors of Spray-V Limited Partnership. Also includes 53,200 shares held pursuant to an agreement dated as of July 1, 1991 which established a voting trust for the benefit of family members of management, for which Vincent Young and Richard Young act as trustees. During the term of the voting trust, which expires July 1, 2011, the trustees have the sole right to vote the shares subject to the trust. If the trustees cannot agree as to how the shares shall be voted, each trustee will vote 50% of the shares. Does not include 223,894 shares issuable upon settlement of vested deferred stock units awarded pursuant to the 2004 Equity Incentive Plan (the "2004 Plan"); Mr. Young is entitled to receive such shares following termination of his employment with the Company.

(5)
Includes 300 shares held by a family trust.

(6)
Includes 5,418 shares held for the benefit of his minor children. Does not include 71,689 shares issuable upon settlement of vested deferred stock units awarded pursuant to the 2004 Plan; Mr. Morgan is entitled to receive such shares following termination of his employment with the Company.

(7)
Includes 9,026 shares held in her 401(k) plan, as reported in a plan statement dated as of March 31, 2008.

(8)
Does not include 63,347 shares issuable upon settlement of vested deferred stock units awarded pursuant to the 2004 Plan; Ms. McDermott is entitled to receive such shares following termination of her employment with the Company.

(9)
Consists of shares issuable upon the exercise of stock options.

(10)
Based on a Schedule 13D/A filed with the Securities and Exchange Commission on January 10, 2008 by GGCP, Inc. ("GGCP"), GAMCO Investors, Inc. ("GBL"), Gabelli Funds, LLC ("Gabelli Funds"), GAMCO Asset Management, Inc. ("GAMCO"), Gabelli Advisers, Inc. ("Gabelli Advisers"), Gabelli Securities, Inc. ("GSI"), MJG Associates, Inc. ("MJG Associates, Inc. ("MJG Associates"), and Mario Gabelli. Mr. Gabelli is deemed to have beneficial ownership of 4,324,380 shares of Common Stock, which consists of (a) 1,021,834 shares beneficially owned by Gabelli Funds, (b) 3,223,546 shares beneficially owned by GAMCO, (c) 17,000 shares beneficially owned by GSI, (d) 22,000 shares beneficially owned by MJG Associates, and (e) 40,000 shares owned by Gabelli Advisers. Each such entity asserts sole voting and sole dispositive power over the shares reported as beneficially owned by it, except that (i) GAMCO does not have authority to vote 17,000 of the reported shares and (ii) the power of Mr. Gabelli is indirect with respect to shares beneficially owned directly by such other entities, thus he does not assert any voting or dispositive power over the shares.

(11)
Based on a Schedule 13G filed with the Securities and Exchange Commission on January 8, 2008, Concordia Advisors L.L.C. ("Concordia") is the beneficial owner of 1,779,363 shares of Common Stock. Concordia serves as investment adviser to commingled funds and managed accounts which have the right to receive dividends from, or the proceeds from the sale of, the securities of the Company. Concordia asserts sole voting and sole dispositive power over all 1,779,363 shares.

(12)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008, TCS Capital GP, LLC ("TCS GP") acts as general partner of TCS Capital Investments, L.P. ("TCS Offshore"), TCS Capital, L.P. ("TCS Capital"), and TCS Capital II, L.P. ("TCS Capital II"). TCS Select GP, LLC ("TCS Select GP") acts as general partner to TCS Select, L.P. ("TCS Select"). Eric Semler is manager of TCS GP and TCS Select GP, and controls the investment decisions of these entities. TCS GP may be deemed to be the beneficial owner of 1,111,046 shares of Common Stock, which consists of (a) 701,128 shares of Common Stock held for the account of TCS Offshore, (b) 63,292 shares of Common Stock held for the account of TCS Capital, and (c) 346,626 shares of Common Stock held for the account of TCS Capital II. Mr. Semler may be deemed the beneficial owner of 1,495,246 shares of Common Stock, which consists of (a) 701,128 shares of Common Stock held for the account of TCS Offshore, (b) 63,292 shares of Common Stock held for the account of TCS Capital, (c) 346,626 shares of Common Stock held for the account of TCS Capital II, and (d) 384,200 shares of Common Stock held for the account of TCS Select. TCS GP asserts sole voting and sole dispositive power over 1,111,046 shares. Mr. Semler asserts sole voting and sole dispositive power over 1,495,246 shares.

(13)
Includes 52,121 shares of common stock issuable upon the exercise of stock options, 50,121 of which were granted under the 2004 Plan.

(14)
Does not include 358,930 shares of common stock issuable upon settlement of deferred stock units awarded pursuant to the 2004 Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis (the "CDA") is provided to generally explain the compensation awarded to or earned by the Company's named executive officers ("NEOs"), consisting of the Company's CEO, Vincent Young, CFO, James Morgan, and President, Deborah McDermott, during 2007. In addition, the CDA is intended to supplement the information provided in the tables on pages 24 through 28 and the narrative information that accompanies them. The CDA outlines the primary objectives and overall structure of the Company's executive compensation program and describes the process used to establish NEO compensation each year. The CDA also defines and describes the primary components of the NEOs' 2007 compensation and explains why the Company decided to use each component and how it determined the amount of each component in 2007.

Structure, Philosophy, Objectives and Process

Who Sets the Company's Executive Compensation

        The Board's Compensation Committee (for purposes of this CDA, the "Committee") is responsible for establishing, implementing and monitoring the Company's executive compensation program including developing the Company's overall compensation philosophy and objectives. The Committee designed the structure of the Company's current executive compensation program and is responsible for ensuring that the compensation actually paid to the NEOs under that program is fair, reasonable and competitive as well as consistent with the Company's compensation objectives and strategic goals. Deloitte & Touche, independent compensation consultants retained by the Compensation Committee in 2003 and 2005, assisted the Committee in its design of the current executive compensation program. The consultants have provided no other services for us. The Committee evaluates and sets NEO compensation each year and monitors and evaluates whether the overall structure of the executive compensation program should be maintained or should be modified.

        Each year the Committee determines each NEO's base salary, annual target incentive compensation and long-term equity incentive compensation separately and establishes the goals and performance measures for short and long-term incentives and equity compensation. In doing so, the Committee considers and relies on recommendations from the Company's Chairman and CEO regarding the amount and type of compensation and incentives to be awarded to each NEO (other than the CEO) and his evaluation of each NEO's individual performance and achievement of strategic goals and objectives. The Committee reviews the recommendations each year and may approve, modify or reject the proposals to ensure that the NEOs' compensation appropriately reflects the Company's overall compensation philosophy and objectives as well as the individual's performance and achievement of established objectives and the Company's performance during the year. The Committee separately considers and evaluates the CEO's performance and establishes his compensation and incentives each year.

Philosophy and Objectives of the Company's Executive Compensation Program

        The Committee is dedicated to creating an effective executive compensation program that rewards the achievement of annual and long-term performance goals, reflects the executive's individual performance as well as the Company's performance and is designed to align the executive's interests with those of the Company's shareholders. The Committee intends the program to motivate a superior team of executives that will help the Company achieve long-term success in an increasingly competitive business environment. As a result, the Committee has established a program that includes significant focus on pay that relates to both individual and corporate performance.

        The Committee strives to provide compensation and incentives that encourage executives to make a long-term commitment to the Company and develop pride and a sense of Company ownership that is consistent with and will further all shareholders' ownership interests. By rewarding the NEOs' achievement of targets and goals that reflect both individual performance and achievement of overall corporate business strategy, the Committee believes it can effectively focus the NEOs' attention on improving the Company's financial and competitive position in the market and on successfully achieving fundamental corporate objectives including maximizing shareholder returns. The program contains both cash and equity incentives that emphasize performance that furthers the Company's overall business strategy and that motivate executives to increase shareholder value over the long-term.

        Each year the Committee measures individual performance of assigned duties, achievement of annual and long-term corporate targets and objectives and considers whether overall compensation remains competitive and reasonable given the specific circumstances facing the Company that year. By setting such targets and performance goals each year and evaluating each individual NEO's achievement of the targets each year to determine compensation and incentive awards, the Committee seeks to create a compensation program that ensures the Company can continue to attract, retain and motivate highly skilled and effective executives who can successfully lead the Company going forward and continue to grow the Company's business in this competitive industry.

        The Committee does not apply any specific formula to determine the amount of compensation, the type of awards, or the balance between cash, equity and other non-cash incentives and benefits for NEOs. The Committee believes that flexibility in the compensation program and structure as well as in the process for setting each NEO's compensation is necessary to permit adjustments in compensation that reflect the quickly changing business environment and economic conditions facing the Company each year. Instead of using a formula, the Committee annually reviews NEO compensation and makes determinations considering relevant factors including the specific business climate, achievement of annual and long-term goals, individual performance, and other factors including requirements of applicable employment agreements and recommendations from the CEO. The Committee believes this approach more consistently adheres to its overall philosophy and better helps to ensure that NEO compensation continues to motivate the executives, remains consistent with the Company's business strategy and furthers the best interests of the Company.

Establishing the Overall Structure of the Company's Current Executive Compensation Program

        Based on the philosophy and objectives described above, the Committee has structured a program that includes salary as well as annual and long-term incentive compensation with cash and non-cash components to motivate executives to achieve the strategic performance goals. The Company's current compensation structure is largely based on recommendations made in 2003 and 2005 by our compensation consultants. In 2003, the consultants reviewed and assessed the Company's overall executive pay program to determine whether it was market competitive, internally equitable and provided the appropriate balance between fixed and performance-variable pay to ensure that the program appropriately reflected the risks and challenges facing the Company's executive team. In 2005, the consultants reviewed the equity compensation program for our NEOs.

        The consultants reviewed with the Committee survey data regarding compensation practices and payments by comparable organizations and the relationship between measures of company size and performance and corresponding executive pay levels. The comparison group selected by the consultants in connection with the 2003 analysis was comprised of broadcasting industry peer companies including:

Acme Communications,	Belo Corporation,
Crown Media Holdings, Inc.,	Emmis Communications,
Fisher Communications,	Hearst-Argyle Television, Inc.,
Gray Communication Systems, Inc.,	Media General, Inc.
Insight Communications,	Sinclair Broadcast Group, Inc.,
Paxson Communications Corp.,	Univision Communications, Inc.
The Liberty Corporation, and

        Based on the comparisons and the consultants' recommendations at that time, the Committee decided to set executive compensation levels at or above competitive median market levels to provide compensation opportunities comparable to those paid by broadcast media companies that compete for executives with similar talents. Specifically, based on the recommendations of the consultants at the time, the Committee agreed to generally target compensation opportunities at the 75th percentile of competitive market levels, as warranted by annual performance.

        The consultants also recommended that the Committee manage executive compensation using a structure that allows flexibility in the mix of pay elements and amounts while fixing target pay at desired levels. The Committee agrees that flexibility is a key component in ensuring that executive pay reflects current conditions facing the Company and, as a result, the Committee does not adhere to a pre-established policy regarding the allocation between cash and non-cash or long and short-term incentives.

        The consultants recommended target compensation levels based on the Company's compensation philosophy and competitive pay positioning versus the broadcast media peer group. To create a more balanced overall pay structure, the consultants also recommended that the pay mix include an annual cash incentive award tied to a fixed percentage of base salary. The Committee developed target total compensation levels, including salary, and target annual and long-term incentive opportunities, for each executive position based on the consultants' recommendations as modified by the Committee in its discretion. Each NEO's target pay levels are set forth in their individual employment agreements.

The Annual Process for Setting NEO Compensation

        In the first quarter of each year, the Committee establishes targets and performance goals with respect to annual and long-term incentives for the year and communicates those targets to each NEO. After year-end, the Committee conducts an individual performance evaluation of each NEO to determine whether such targets and goals were achieved and decides on the total compensation package for each NEO for the year subject to the requirements and target pay levels set forth in the individual employment agreements.

        The Committee evaluates each component of compensation separately to determine whether it is both competitive and reasonable given the specific circumstances of that year and evaluates whether and to what degree each NEO met performance objectives and goals and how the individual performed and contributed to the Company otherwise. The Committee considers applicable performance data, individual achievement of performance criteria, individual experience and compensation history and other relevant information regarding competitive and market conditions during the process and determines the mix of cash, long and short-term cash and equity incentives, generally paying base salary and annual incentives in cash and long-term incentives in stock in order to align the NEOs financial interest with those of the Company's shareholders. The individual evaluation process is subjective and, except with respect to the CEO, the Committee relies on the performance evaluation and recommendations presented by the Company's CEO. The Committee does not typically use an exact formula for determining the relative importance of each of the factors it considers, nor does the Committee use a precise measure of how each of the individual factors relates to the Committee's decision with respect to each NEO's annual compensation.

        With respect to the CEO of the Company, the Committee annually reviews and approves corporate goals and objectives as well as evaluates individual performance in light of those goals and objectives. Based on this evaluation, the Committee establishes the CEO's total compensation for the year subject to the requirements and pay levels set forth in his individual employment agreement. The Committee recognizes that as one of the Company's largest shareholders, Vincent Young's personal financial well-being is directly tied to the overall performance of the Company as reflected in the price per share of common stock. In determining the long-term incentive component of the CEO's compensation, the Committee considers, in its discretion, the Company's performance and relative shareholder return, the value of similar incentive awards to persons with comparable positions at comparable companies, and the CEO's individual experience, compensation history and past equity awards.

        In 2007, the Committee established targets and performance measures for NEOs including the CEO by referencing the Company's short-term financial gains including net sales, net operating income, affiliate sales revenues, individual station performance and retransmission revenues as well as station and affiliate operating expenses. In addition, the Committee considered short-term non-financial markers including station market ratings, ratings for primary news products and the overall revenue share for each station. Finally, the Committee evaluated long-term financial considerations including stock trading prices and trends as well as investment activity and performance of the Company' publicly traded bonds and secured debt as well as each NEO's individual performance and contributions to the Company. The achievement of goals and targets and the resulting decisions regarding NEO 2007 compensation are discussed on pages 17 through 19 below.

Executive Compensation in 2007

Components of 2007 NEO Compensation

        In 2007, the principal components of NEO compensation included:

  •
  base salary;

  •
  performance-based annual incentive compensation;

  •
  long-term equity incentives in the form of deferred stock units; and

  •
  retirement benefits and other personal benefits and perquisites.

        This section describes the general features of each of the components of NEO compensation, why the Committee uses each component and how the Company set the amount of each in 2007. Each NEO has an individual employment agreement setting forth the terms of their employment including base salary levels and requirements with respect to each of the components identified above. The material terms of the employment agreements are generally described in this section.

Base Salary

        The Company pays each NEO an annual salary ("Base Salary") which is paid in cash in bi-monthly increments over the year for services rendered by each NEO during that year. Base Salary is intended to provide executives with pay for their work and provide an underlying level of compensation security to executives so that their day-to-day energies can be focused on the business of the Company. Base Salary reflects the NEOs' position and role with the Company, experience, longevity with the Company and individual performance.

        The Base Salary of each NEO is set forth in the Summary Compensation Table on page 24 below and was based on the pay levels established and set forth in their individual employment agreements, discussed on page 21 below. In 2007, consistent with the requirements of each NEO's individual employment agreement, the Base Salary of each was increased five percent (5%) to reflect factors including inflation, cost of living increases as well as individual performance, increased experience and changing or increased roles with the Company. The Committee has the authority to make additional increases to Base Salary, but did not make any additional increases to any individual NEO's Base Salary or pay any additional salary amounts to NEOs in 2007. In August 2007, our NEOs entered into new employment agreements, which were effective on August 8, 2007, and are described on page 21.

Annual Incentive Pay

        The annual incentive component of NEO compensation (the "Annual Incentive") rewards the executives for short-term (annual) achievement in personal performance and for their individual contributions to help the Company accomplish its target corporate goals. Annual Incentives give executives an increased cash compensation opportunity each year based on annual targets and goals set by the Committee. Each NEO's Annual Incentive opportunity recognizes their senior-level responsibilities, decision-making authority and expansive duties, the competitive environment in which the Company must recruit and retain senior management and the potential impact the individual NEO has each year on the success of the Company.

        The Committee believes that Annual Incentives are an important element of executive compensation and are necessary to help the Company retain a competitive compensation program compared to other peer companies in this industry and optimize the Company's ability to attract and retain and motivate superior executives. As a result, the Committee established the Company's Annual Incentive Plan (the "AIP") for executives in 2003 following the comprehensive review of compensation structure by the compensation consultants discussed on pages 13 through 16 above. The terms of the AIP are set forth in the Company's 2004 Equity Incentive Plan which was presented to and approved by the Company's shareholders at the 2004 Annual Meeting. The 2004 Equity Incentive Plan is discussed in more detail on page 19 below. In addition, our Board of Directors has approved, subject to stockholder approval at this annual meeting the increase by 1,000,000 shares of the number of shares available for issuance under the 2004 Equity Incentive Plan.

        The AIP provisions in the 2004 Equity Incentive Plan provide the potential for each NEO to receive significant incentive pay based on the performance of the Company's operating cash flow ("OCF") levels each year. Generally, the Company's OCF is the Company's operating income before income taxes and interest expenses, plus depreciation and amortization and non-cash compensation, less payments for program license liabilities as reported on the Company's consolidated statement of income. The television broadcasting industry generally recognizes an entity's OCF as the appropriate means of valuing companies in the industry. The Committee agrees that OCF is an appropriate measure for valuing the Company and accordingly, the Committee believes it to be in the best interests of shareholders that the Company's annual bonus plan incentivize the executive officers to achieve the highest possible OCF.

        Consistent with the provisions of the AIP, the Committee used OCF as the primary measure for the NEO's Annual Incentive in 2007. The Committee also established the following objectives for 2007: (i) attain specified short-term net revenue and operating cash flow goals for each of the Company's stations, (ii) maintain or increase market share of the Company's stations individually and as a group, (iii) maintain or increase ratings of primary news programming and (iv) maintain the Company's stations' share of market revenue. In addition, the Committee determined that certain long-term quantitative and subjective measures be evaluated, including the performance of the Company's publicly-traded common stock and bonds compared to industry averages, the Company's ratings and market position within each market in which it owns a television station, and success at attracting and retaining key staff members.

        In accordance with the AIP, a bonus pool equal to 9.5% of the Company's OCF was established for all employees and executives (not solely NEOs) eligible under the AIP in 2007. The allocation of amounts of the Annual Incentive pool among the NEOs in 2007 was determined by the Committee in its discretion based on each officer's individual target bonus for the year as established by the Committee in the first quarter of 2007 and relying (except in the case of the CEO) on recommendations and consultation with the Company's CEO regarding achievement of goals and individual performance during the year.

        The target Annual Incentive for each NEO is based on a percentage of such executive's Base Salary and reflects the target pay levels set forth in individual employment agreements. The target Annual Incentives for NEOs in 2007 were as follows: 100% of Base Salary for the CEO, 70% of Base Salary for the CFO and 70% of Base Salary for the President. In 2007, the NEOs' target and actual payouts under the AIP were as follows:

	2007 Target	2007 Actual(1)
Vincent Young	$1,401,808	$1,051,356
Deborah McDermott	$515,936	$386,952
James Morgan	$469,034	$351,776

(1)
These amounts were paid during the first quarter of 2008.

        Under the AIP, the Committee has the discretion to decide that no Annual Incentive should be paid with respect to a given year or that the full target amount or some reduced portion of the target amount should be paid based upon the Committee's evaluation of the degree of achievement of the financial and non-financial business objectives and individual targets and criteria. In 2008, the Committee determined that for 2007 each NEO should receive an Annual Incentive payment under the AIP equal to 75% of the target amount.

        In evaluating NEO performance in 2007, the Committee discussed and evaluated the extent to which management and the Company had achieved the objectives and performance criteria established at the beginning of 2007, and the aggressive response of management to the difficult market forces faced by the Company and the television industry generally during 2007. The Committee considered that the actual levels of net revenue and OCF achieved for 2007 were approximately 97.8% and 95.5%, respectively, of the amounts targeted. The Committee noted that despite the fact that the Company did not fully achieve the aggressive targets for net revenues and OCF, 2007 was a good year for the Company, and that many of the factors that contributed to the revenue and OCF shortfalls were beyond management's control.

        In its analysis, the Committee noted that the year just ended was a transitional year for the Company. Over the course of the year the Company continued to create new customer revenue through its aggressive "3rd Leg Programs." In a year when many competitors reported sharply declining revenues, the Company's local revenue was essentially flat compared to 2006 and national revenue was down only 6.6%. While pushing revenue, the Company also continued its attack on operating expenses. During 2007, station operating expenses declined over $8.6 million or 5.2%. Also, the Company was successful in achieving expense savings goals set out when it planned the year with station expenses that were within 0.3% of budget.

        Furthermore, the Committee noted that at year's end, the Company took two major initiatives that it believes will transform the Company in the future. After the Board approved the process to sell KRON at its November meeting, management moved quickly to select Moelis & Company to run a formal auction. Throughout 2007, corporate and senior station management re-examined how the Company's operations are organized and critically evaluated all of the Company's business expenses. This review culminated in January 2008 when the Company implemented a cost reduction plan that it believes, when fully realized, will save approximately $20 million per year in station expenses.

        Finally, in evaluating NEO performance and determining the amount of each NEO's Annual Incentive in 2007, the Committee also considered that the AIP: (i) serves as a device to encourage the continued retention of the executives, whose services to the Company are an important asset of the Company, (ii) rewards the executives for exemplary performance during a period of challenging business and economic conditions and (iii) accordingly incentivizes the executives to continue to perform at a high level.

        The Committee determined that, based on all of the considerations and the performance of each NEO and the Company in 2007, it was appropriate and reasonable, and in the best interests of the Company and its stockholders, to make Annual Incentive payments to each NEO equal to 75% of the previously established target Annual Incentive for each such executive. Accordingly, the Committee approved the payment of cash to each NEO with respect to 2007 as indicated in the "2007 Actual" column in the table above and also set forth in the Summary Compensation Table on page 24 under the column titled Non-Equity Incentive Plan Compensation.

Deferred Stock Units

        As discussed above, the Committee considers equity compensation a critical component of the Company's executive compensation program and believes that long-term equity incentives are the best means to align the NEOs' financial interests to those of the Company's shareholders. Further, the Committee believes that long-term equity incentive awards are necessary both to achieve the Company's overall compensation objectives and to help the Company retain a competitive compensation program when compared with peer companies in this industry.

        The 2004 Equity Incentive Plan provides the Committee and the Company with a wide variety of opportunities to make various types of cash and equity incentive awards to executives as a means to implement the Company's overall executive compensation program and strategies. Potential awards under the 2004 Equity Incentive Plan include stock options, restricted stock, deferred stock, dividend equivalents, performance units, annual incentives and other stock-based awards. To date, including the compensation paid in 2007, the NEOs have received only Annual Incentives paid in cash under the AIP provisions of the 2004 Equity Incentive Plan (as described on pages 17 and 18 above) and the Deferred Stock Units described in this section.

        The Committee began using deferred stock units ("DSUs") in 2004 as the primary long-term equity incentive for executives. A DSU represents the right to receive one share of the Company's stock following termination of the NEO's employment to the extent such units have vested prior to the date the NEO terminates employment. Therefore, executives do not realize any gains from the stock received pursuant to the DSU awards until they terminate employment. As a result, the Committee believes DSUs provide an effective incentive to maximize the Company's value that continues until the executive terminates employment, unlike types of equity awards where shares can be disposed of immediately when the awards vest or the restrictions lapse.

        In 2005, the Committee established a target equity award opportunity (expressed as a dollar value opportunity based on a percentage of Base Salary) for each NEO after reviewing survey data on industry peers and reviewing recommendations from compensation consultants at Deloitte & Touche. The compensation consultants reviewed with the Committee information regarding the practices and awards made at comparable organizations in the industry and the relationships between measures of company size and performance and the corresponding equity awards. For purposes of this analysis, the compensation consultants used the same group of broadcasting industry peer companies as used in the 2003 executive compensation analysis discussed and set forth on pages 14 and 15 above. Based on the analysis and the consultants' recommendations at that time, the Committee decided to set target executive equity award opportunities at median market levels generally using a benchmark at the 50th percentile of awards made by broadcast media companies that compete for executives with similar talents. Specifically, the Committee established target equity award opportunities as follows: 150% of Base Salary for the CEO, 100% of Base Salary for the CFO and 100% of Base Salary for the President.

        In accordance with the recommendations of the compensation consultants, the Committee determined the actual DSU award for each NEO in 2007 by discounting the target equity award opportunity by 33% and converting the resulting figure into the number of DSUs to be awarded to each NEO. The Committee determined the actual number of DSUs by dividing the discounted target equity award opportunity by the fair market value of the shares as of the date of the award, or $3.84 per share in 2007.

        Under the 2004 Equity Incentive Plan, DSUs vest in equal installments over three years with 1/3 of each award vesting on the first, second and third anniversaries of the relevant award date. In the event an NEO dies or becomes disabled while employed, all of their DSUs vest immediately. If an NEO engages in any "Wrongful Activities" (as that term is defined in the 2004 Equity Incentive Plan) including: (i) commission of an act punishable as a felony in connection with employment, (ii) unlawfully taking or using any Company property or assets, or (iii) violation of the terms of any agreement regarding confidentiality, non-competition, non-disparagement, the DSUs are subject to forfeiture and the DSU award may be cancelled. In such case, the NEO will be required to return any cash or shares received pursuant to the award and if such shares have been sold, will have to return any gain realized upon such sale.

        The DSUs entitle executives to dividend equivalents whenever dividends or distributions are made with respect to the Company's common stock. Dividend equivalents are credited to the executive in the form of additional DSUs which are subject to the same vesting terms and other conditions as the DSUs for which the dividend equivalents were credited.

Retirement Benefits

        Pursuant to the terms of the individual employment agreement, each NEO is entitled to participate in the Company's retirement plans on the same terms and conditions as such plans are available to other senior executives of the Company. The Company currently maintains only one such retirement plan, the Company's 401(k) Savings Plan (the "401(k) Plan"), which was established pursuant to Section 401(k) of the Code and is intended to allow employees, including the NEOs, to defer a portion of their current compensation on a tax efficient basis as a means to encourage individuals to plan for their retirement.

        The 401(k) Plan is a tax qualified defined contribution plan, for all eligible employees, including but not limited to the NEOs. The plan offers a voluntary pre-tax salary deferral feature that allows participants including NEOs to defer a portion of their current compensation on a favorable pre-tax basis. The Company makes a dollar-for-dollar matching contribution on each participant's contributions up to the first 3% of a participant's considered compensation and makes a 50-cent matching contribution on each dollar of the next 2% of considered compensation—or a total match of up to 4% of the participant's considered compensation. The Company uses this formula to match the contributions of all participants including, but not limited to the NEOs.

        The Company matching contributions to all participants are made in the form of Class A Common Stock. The shares are contributed by the Company to the 401(k) Plan after each calendar quarter with respect to the participant contributions made in such quarter and are valued at fair market value based on the closing price of the Company's stock as of the last day of such quarter. As a result, all participating employees realize changes in the value of the Company's stock that has been contributed to their accounts under the 401(k) Plan. Under the 401(k) Plan, all employees, including NEO's, are fully vested in matching contributions on the day the company deposits the shares and there are no holding limitations placed on the Company matching contributions.

        NEOs and other highly compensated employees are subject to restrictions on the tax-advantaged benefits available to them under the 401(k) Plan. The Code limits the contributions they can make, the matching contributions they receive and the compensation that is considered to determine benefits under the 401(k) Plan. The Code also limits the total dollar amount of annual additions for any employee.

Supplemental Deferred Compensation Plan

        In 1997, the Company established the Executive Supplemental Deferred Compensation Plan (the "Supplemental Plan") to offer certain highly compensated employees, including the NEOs, and certain other key management personnel, an opportunity, in addition to the Company's 401(k) plan, to defer tax on compensation. Under the Supplemental Plan, at the participant's election, the Company defers up to 25% of the participant's annual compensation. In addition, participants may elect to defer into the Supplemental Plan part or all of their year-end bonuses under the Annual Incentive Plan. Under the Supplemental Plan, participants would not be taxed on the deferred funds or earnings until the amounts are actually distributed to them. Following termination of employment for any reason, the Company will pay to the participants their deferred funds, adjusted for gains and losses. The compensation deferred by the participants (as adjusted for earnings or losses) remains the general property of the Company until the amounts are distributed to the participants. Therefore, the participants' benefits are subject to claims of unsecured general creditors of the Company.

        Participants in the Supplemental Plan designate the deemed investments of their accounts from among a group of publicly traded mutual funds designated by the Company. This group of funds is similar, but not identical, to the funds available under the Company's 401(k) plan. Because the funds are publicly traded and widely held, they are not considered to offer above-market or preferential earnings.

        No named executive officer deferred any compensation into the Supplemental Plan in 2006 or 2007. Other information concerning the participation of the NEOs in the Supplemental Plan is set forth in the Nonqualified Deferred Compensation Table for 2007 on page 28.

Perquisites and Other Personal Benefits

        To remain competitive with other employers in the industry and to attract and retain talented executives, the Company provides NEOs with health and welfare benefits and other perquisites and personal benefits that the Committee believe are reasonable and consistent with the Company's overall compensation objectives. The Committee periodically reviews the perquisites and other personal benefits provided to NEOs and the NEOs currently receive benefits and perquisites including: medical, dental, vision, disability, group life, short-term and long-term disability protections, leased automobiles, auto repair and gas allowances, country club and executive club dues, tax and financial planning services, parking reimbursements, E-Z pass reimbursement and long-term care premiums. The benefits and perquisites are generally made available under the same programs and on the same terms and conditions as the Company's other senior management executives or as required under the NEOs' individual employment agreements.

Employment Agreements

        The Company has entered an individual employment agreement with each NEO setting forth the terms of their employment and the elements of their compensation including target pay levels established by the Committee for each position. The current term of each agreement ends on August 8, 2010, provided that after the first anniversary of the execution of the agreement, the agreement will be continuously extended by one day each day so that the term will remain two years until either party provides written notice of intent not to extend the term of the agreement. The following description generally outlines the material provisions of the employment agreements that are currently in effect.

        The agreements each provide for the Base Salary set forth in the Summary Compensation Table on page 24 and discussed in greater detail on pages 16 and 17 above. The Base Salary will be reviewed at least annually by the Board after consultation with such executive and may from time to time be increased as determined by the Board. The agreements provide that the executives are entitled to participate in the Company's AIP and incentive plans and establish the target Annual Incentive pay level for each executive which are set forth in the Summary Compensation Table on page 24. Under the agreements, the executives are also entitled to receive other employee benefits, retirement benefits and other perquisites as are generally available to the Company's senior management employees. Each NEO may receive a Company-provided leased automobile for personal use and the Company pays for all routine maintenance, repair and insurance costs for that vehicle. In the event the executive and his or her covered dependents lose coverage under the Company's group health plan, the agreements require the Company to pay the premiums for continuation coverage (commonly called "COBRA coverage") for as long as the executive and his or her dependents are entitled to receive COBRA coverage.

        Each agreement provides for termination payments under certain circumstances, such circumstances and payments are described in the narrative information and accompanying tables contained under the section entitled "Potential Payments Upon Termination or Change in Control" on pages 28 through 31 below.

        In addition, each employment agreement has change-of-control severance provisions that are intended to assure the retention and performance of executives if a change-of-control of the Company occurs. The provisions are designed to reduce the distraction of the Company's executives that might otherwise arise from the personal uncertainties caused by a change-of-control, to encourage the executive's full attention and dedication to the Company during the critical periods preceding and following a change-of-control, and to provide the executives with compensation and benefits following a change of control that are consistent with general industry. The specifics terms of the change-of-control provisions and severance benefits are described in the narrative information and accompanying tables contained under the section entitled "Potential Payments Upon Termination or Change in Control" on pages 28 through 31 below.

Other Matters Regarding Executive Compensation

Tax, Accounting and Regulatory Considerations

        The Committee takes tax, accounting, and regulatory requirements into consideration in establishing the overall structure of the executive compensation program, in choosing the particular elements of the compensation and in the procedures used to set and pay those elements. Specifically, the Committee considers the Company's executive compensation programs and arrangements in light of the requirements and limitations in Section 162(m) each year when setting executive compensation for the NEOs.

        Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1 million for the taxable year. Certain types of "performance based" compensation in excess of $1 million are deductible if (i) performance goals are specified in detail by a compensation committee comprised solely of two or more outside directors, (ii) the material terms of the compensation, including the performance goals, are disclosed to the stockholders and approved by a majority vote of the stockholders prior to payment of such compensation and (iii) the compensation committee certifies that the performance goals and any other material terms under which the compensation is to be paid were in fact satisfied. The design of the AIP and the 2004 Equity Incentive Plan is intended to provide incentive compensation that will be deductible as performance-based compensation notwithstanding the limits of Section 162(m). The Committee is dedicated to an executive pay program that is focused on pay for performance and it anticipates that its incentive compensation programs will generally meet the requirements for "performance-based" compensation under Section 162(m).

        While the Committee gives due consideration to the deductibility of compensation payments of NEOs' compensation, the Committee makes its compensation decisions based on the objectives and strategic goals set forth above and makes an overall determination of what it believes to be in the best interests of the Company and its stockholders. The deductibility of compensation is only one among a number of factors used by the Committee in making its compensation decisions. Accordingly, the elements of executive compensation may not always be deductible under the Section 162(m) if the Committee believes that such arrangements otherwise further the Company's compensation objectives and further the best overall interests of the Company.

        Section 409A of the Code was recently enacted and provides that deferred compensation (including certain forms of equity awards) are subject to additional income tax and interest unless paid pursuant to a plan and procedures meeting certain requirements of the Code. The Company will review its plans, policies and arrangements to determine the applicability of Section 409A and anticipates revising and changing arrangements and plans as the Committee deems necessary to conform to these new requirements.

Stock Ownership Guidelines

        The Company does not currently have any stock ownership guidelines for executives generally or the NEOs specifically. The Committee is committed to flexibility in the executive compensation program and believes that each NEO's financial well-being is sufficiently tied to the Company's performance and aligned with the shareholders interests as a result of the Deferred Stock Units discussed in this CDA on pages 19 and 20.

Adjustment or Recovery of Payments

        The Company does not have a formal policy for adjusting or recovering payments if the relevant performance measures upon which such payments are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Under Section 304 of the Sarbanes-Oxley Act, if the Company's financials must be restated as a result of misconduct, then the CEO and CFO must repay bonuses, incentive-based compensation, equity based compensation, and stock sale profits received during the 12-month period following the initial filing of the financial information that must be restated. The Company does not anticipate this situation, but if it occurs, the Company would expect to recover amounts to the extent that the restated financials would have resulted in reduced awards. In other events the Company will review the situation in light of the responsibility of the individuals involved and the extent to which the award or payment to individuals not responsible nevertheless represented appropriate compensation for their services.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors David C. Lee, Chairman Alfred J. Hickey, Jr. Reid Murray

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Lee, Hickey and Murray served as members of the Compensation Committee throughout 2007. No member of the Compensation Committee was an officer or employee of our company during the prior year or was formerly an officer of our company. During the year ended December 31, 2007, none of our executive officers served on the Compensation Committee of any other entity, any of whose directors or executive officers served either on our Board of Directors or on our Compensation Committee.

Summary Compensation Table

        The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2007 and December 31, 2006.

Name and Principal Position	Year	Salary		Stock Awards(1)(2)		Non-Equity Incentive Plan Compensation(3)		All Other Compensation(4)		Total
Vincent Young Principal Executive Officer	2007 2006	$ $	1,401,808 1,335,055	$ $	1,081,338 851,472	$ $	1,051,356 1,147,000	$ $	58,005 35,912	$ $	3,595,207 3,369,439
James Morgan Principal Financial Officer	2007 2006	$ $	670,049 638,142	$ $	340,400 274,837	$ $	351,776 402,029	$ $	54,851 48,907	$ $	1,417,076 1,363,915
Deborah McDermott President	2007 2006	$ $	737,053 701,955	$ $	308,992 228,767	$ $	386,952 442,000	$ $	37,515 34,003	$ $	1,470,512 1,406,725

(1)
The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 (in accordance with FAS 123(R)) in respect of deferred stock units awarded to the named executive officers in 2006, 2005 and 2004. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers. The amounts so recognized for 2007 in respect of each named executive officer was calculated by multiplying one-third of the number of deferred stock units awarded to such named executive officer in 2006, 2005 and 2004 (which is the number of deferred stock units awarded in 2006, 2005 and 2004 that vested during 2007) by the closing price of the Company's Class A common stock on the date of each such award of deferred stock units. The following table reflects, for each named executive officer, the amount of compensation expense recognized by the Company in 2007 in respect of deferred stock units awarded in 2006, 2005 and 2004:

Named Executive Officer	Amount Recognized in 2007 for 2006 Deferred Stock Unit Awards	Amount Recognized in 2007 for 2005 Deferred Stock Unit Awards	Amount Recognized in 2007 for 2004 Deferred Stock Unit Awards
Vincent Young	$460,283	$505,847	$345,625
James Morgan	$146,670	$153,177	$121,660
Deborah McDermott	$161,331	$107,107	$121,660

Deferred units were first awarded in 2004 and, as of December 31, 2007, deferred stock units constituted the sole form of equity incentive compensation held by the named executive officers. No compensation expense was recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in respect of deferred stock units awarded to the named executive officers in 2007.

(2)
The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 (in accordance with FAS 123(R)) in respect of deferred stock units awarded to the named executive officers in 2005 and 2004. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers. The amounts so recognized for 2006 in respect of each named executive officer was calculated by multiplying one-third of the number of deferred stock units awarded to such named executive officer in 2005 and in 2004 (which is the number of deferred stock units awarded in 2005 and 2004 that vested during 2006) by the closing price of the Company's Class A common stock on the date of each such award of deferred stock units. The following table reflects, for each named executive officer, the amount of compensation expense recognized by the Company in 2006 in respect of deferred stock units awarded in 2005 and 2004:

Named Executive Officer	Amount Recognized in 2006 for 2005 Deferred Stock Unit Awards	Amount Recognized in 2006 for 2004 Deferred Stock Unit Awards
Vincent Young	$505,847	$345,625
James Morgan	$153,177	$121,660
Deborah McDermott	$107,107	$121,660

No compensation expense was recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in respect of deferred stock units awarded to the named executive officers in 2006.

(3)
The amounts shown in this column reflect the cash amounts awarded to the named executive officers in respect of 2006 and 2007 under the Annual Incentive Plan, which is discussed in further detail beginning on page 17 under the heading "Executive Compensation in 2007—Annual Incentive Pay." These cash amounts were determined by the Compensation Committee at meetings held on February 22, 2007 and March 6, 2008 and such amounts were paid out to the named executive officers shortly after such meetings.

(4)
The amounts shown in this column reflect for each named executive officer:

•
employer contributions to the Company's 401(k) Plan on behalf of the named executive officers (such contributions were made in the form of shares of the Company's Class A common stock valued at fair market value on the date of contribution) more fully described on pages 20 and 21 under the heading "Executive Compensation in 2007—Retirement Benefits";

•
life insurance premiums paid in respect of the named executive officers for a policy that pays a death benefit of approximately one times the executive's base salary;

•
premiums paid on behalf of the named executive officers for long-term care, supplemental disability and the aggregate incremental premiums paid under the Company's medical and dental plans;

•
the value attributable to personal use of Company-provided automobiles, including parking reimbursement, gas and tolls;

•
fees paid on behalf of Mr. Young for tax return preparation; and

•
dues paid on behalf of the named executive officers for country club memberships.

        The amount attributable to each such perquisite or benefit for each named executive officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such named executive officer. For items included that are not perquisites, no such item for any named executive officer exceeded $10,000.

Grants of Plan-Based Awards for 2007

        The table below shows the number of deferred stock units awarded to each of the named executive officers during the fiscal year ended December 31, 2007. Deferred stock units were the only type of plan-based awards awarded to the named executive officers during such year.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards(2)
Vincent Young	6/5/07	361,235	$1,387,142
James Morgan	6/5/07	115,111	$442,026
Deborah McDermott	6/5/07	126,622	$486,228

(1)
The amounts shown in this column reflect the number of deferred stock units granted on June 5, 2007 to each named executive officer pursuant to the 2004 Equity Incentive Plan. These grants of deferred stock units are discussed in further detail on page 19 under the heading "Executive Compensation in 2007—Deferred Stock Units." Each deferred stock unit represents the right to receive one share of the Company's common stock following the date of termination of the named executive officer's employment with the Company, to the extent the units have vested as of such date. The deferred stock units vest in equal installments on the first, second and third anniversaries of the date of award. Vesting is accelerated in the event of death or disability prior to termination of employment. The deferred stock units are subject to forfeiture if the named executive officer violates any of the restrictive covenants (confidentiality, non-disparagement) during employment or within one year thereafter. The deferred stock units also entitle the named executive officer to receive dividend equivalents whenever dividends or distributions are made with respect to shares of the Company's common stock. Dividend equivalents will be credited to the named executive officer in the form of additional deferred stock units which shall be subject to the same vesting and delivery schedule as the deferred stock units for which they were credited.

(2)
The amounts shown in this column reflect the number of deferred stock units awarded multiplied by $3.84, which was the closing price of the Company's Class A common stock on June 5, 2007.

Outstanding Equity Awards at Fiscal Year-End for 2007

        In 2004, the Company began granting deferred stock units to the named executive officers as long term equity incentive compensation under the 2004 Equity Incentive Plan. Prior to the first grant of deferred stock units, stock options were the sole form of equity compensation granted to and held by the named executive officers. On November 29, 2005, all of the outstanding and unexercised stock options then held by the named executive officers were cancelled and, in exchange for such cancelled options, such individuals received deferred stock units. There have been no subsequent grants of stock options to the named executive officers. As of December 31, 2007, deferred stock units constitute the sole form of long-term equity incentive compensation held by the named executive officers.

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested(2)
Vincent Young	776,929	(3)	$815,775
James Morgan	245,833	(4)	$258,125
Deborah McDermott	257,103	(5)	$269,958

(1)
The amounts shown in this column reflect the number of deferred stock units previously granted to the named executive officer that had not vested as of December 31, 2007. Each deferred stock unit represents the right to receive one share of the Company's common stock following the date of termination of the named executive officer's employment with the Company, to the extent the units have vested as of such date. The deferred stock units vest in equal installments on the first, second and third anniversaries of the date of award. Vesting is accelerated in the event of death or disability prior to termination of employment.

(2)
The amounts shown in this column reflect the number of unvested deferred stock units multiplied by $1.05, which was the closing price of the Company's Class A common stock on December 31, 2007.

(3)
Vesting of these deferred stock units is as follows: 408,956 vest in 2008, 247,561 vest in 2009 and 120,412 vest in 2010.

(4)
Vesting of these deferred stock units is as follows: 128,576 vest in 2008, 78,887 vest in 2009 and 38,370 vest in 2010.

(5)
Vesting of these deferred stock units is as follow: 128,121 vest in 2008, 86,744 vest in 2009 and 42,207 vest in 2010.

Option Exercises and Stock Vested for 2007

        The table below shows information concerning deferred stock units held by the named executive officers that vested during the year ended December 31, 2007. No named executive officer held or exercised stock options during the year ended December 31, 2007.

Name	Stock Awards: Number of Shares Acquired on Vesting (#)(1)	Stock Awards: Value Realized on Vesting(2)
Vincent Young	309,378	$981,388
James Morgan	97,539	$313,560
Deborah McDermott	93,247	$323,886

(1)
The amounts shown in this column reflect the number of deferred stock units previously granted to the named executive officer that vested during the year ended December 31, 2007. Each deferred stock unit represents the right to receive one share of the Company's common stock following the date of termination of the named executive officer's employment with the Company, to the extent the units have vested as of such date. The vesting of such deferred stock units does not result in taxable income to the named executive officer; rather, taxable ordinary income is realized by the named executive officer on the date that the stock is delivered following termination of employment.

(2)
The amounts shown in this column reflect the aggregate value realized during the year ended December 31, 2007 upon the vesting of deferred stock units, as calculated by multiplying, for each date on which vesting of deferred stock units occurred, the number of deferred stock units that vested on such date by the closing price of the Company's Class A common stock on such date. These amounts do not necessarily correspond to the actual value that will be recognized by the named executive officers, because the shares of common stock underlying vested deferred stock units are not delivered to the named executive officer, and thus may not be sold, until following termination of employment.

Nonqualified Deferred Compensation Table for 2007

        The table below shows information concerning the Executive Supplemental Deferred Compensation Plan for 2006. No named executive officer deferred any compensation into the Supplemental Plan in 2007. None of the amounts reported in the table below were reported as compensation in the Summary Compensation Table for 2007. The Supplemental Plan is discussed in further detail on page 21 under the heading "Executive Compensation in 2007—Supplemental Deferred Compensation Plan."

Name	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End
Vincent Young	$0	$0	$0
James Morgan	$31,331	$0	$253,505
Deborah McDermott	$51,352	$0	$930,987

Potential Payments Upon Termination or Change in Control

        The tables on pages 30 and 31 below reflect the amount and type of compensation and benefits payable to each of the named executive officers of the Company in the event of termination of such executive's employment. The amounts shown assume that such termination was effective as of December 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the named executive officers upon their termination. The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company.

        Except for the employment agreements described below, there are no agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Other than the termination scenarios described below, there are no other termination scenarios that would involve the payment of any compensation to the named executive officers other than salary and other benefits due for the period ending on the date of termination. Any other agreement to provide such payments or benefits to a named executive officer upon termination (other than following a change in control) would be in the discretion of the compensation committee.

        The Company has an employment agreement with each named executive officer. Each agreement is for a term ending on August 8, 2010, provided that after the first anniversary of the execution of the agreement, the agreement will be continuously extended by one day each day so that the term will remain two years until either party provides written notice of intent not to extend the term of the agreement.

Payments Made Upon Termination for Cause or Other Than for Good Reason

        Under the employment agreements, upon the Company's termination of the executive for cause, or upon death or disability, such executive (or his or her estate) shall be entitled to the payment of (i) salary due for the period prior to the date of termination, death or disability and (ii) bonus earned but not yet paid for the year ended prior to the date of termination, death or disability. In addition, in the case of death or disability, the Company will pay such executive a payment of the target annual bonus for the year of termination prorated to reflect the partial year of service. "Cause" is defined as the executive's commission of any felony or of a misdemeanor involving fraud, dishonesty or moral turpitude, a breach by the executive of any of the material provisions of the employment agreements or of any of the material obligations of executive to the Company, whether arising under the employment agreements or under general principles of common law.

Payments Made Upon Termination Without Cause or For Good Reason

        Under the employment agreements, upon the termination of the executive without cause, the executive shall be entitled to:

  •
  immediate payment of any earned but unpaid salary and earned but unpaid annual cash bonus for the preceding year,

  •
  immediate payment of the target annual bonus for the year of termination prorated to reflect the partial year of service,

  •
  a lump sum payment equal to the remaining term of executive's agreement (which, pursuant to the terms of agreement, is a minimum of two years) multiplied by the sum of his or her annual base salary and target annual bonus at the time of his or her termination of employment,

  •
  a lump sum payment in an amount equal to the amount of unvested benefits (if any) under any Company sponsored benefit plan or program that is forfeited on account of executive's termination of employment,

  •
  a lump sum payment in an amount equal to the after-tax economic equivalent of the retirement, savings and incentive benefits that executive would have been entitled to receive if he had continued working through the remaining term of the agreement,

  •
  continuation of fringe and welfare benefits under any plan or program in which executive participated at the time of his termination of employment for the remaining term of the agreement, and

  •
  a lump sum payment of any tax gross-up, in the event it is determined that any payment under the employment agreement would be subject to an excise tax.

Payments Made Upon a Termination for Death or Disability

        If executive's employment terminates during his or her employment period due to his or her death or the Company terminates executive's employment during his or her employment period due to disability, the Company shall pay to executive or his or her beneficiaries, as the case may be, immediately after the date of termination an amount which is equal to the sum of executive's unpaid salary, earned but unpaid annual cash bonus for the preceding year, and an amount of his or her target annual bonus for the year of termination prorated to reflect the partial year of service.

Payments Made Upon a Termination After A Change of Control

        Under the employment agreements, upon termination of the executive without cause or for good reason, within two (2) years after a change of control, the executive shall be entitled to:

  •
  immediate payment of any earned but unpaid salary and earned but unpaid annual cash bonus for the preceding year,

  •
  the maximum annual bonus for the year of termination prorated to reflect the partial year of service,

  •
  a lump sum payment equal to three times the sum of executive's annual base salary and maximum annual bonus at the time of termination of employment,

  •
  a lump sum payment in an amount equal to the amount of unvested benefits (if any) under any Company sponsored benefit plan or program that is forfeited on account of executive's termination of employment,

  •
  a lump sum payment in an amount equal to the after-tax economic equivalent of the retirement, savings and incentive benefits that executive would have been entitled to receive if she had continued working through the remaining term of the agreement, and

  •
  continuation of fringe and welfare benefits under any plan or program in which executive participated at the time of his or her termination of employment for three years following his her termination of employment.

        In addition, upon a change of control, all deferred stock units granted to the executive will immediately vest and the executive will become immediately entitled to exercise any other then outstanding rights under the Company's 2004 Equity Incentive Plan. In the event payments under the change of control provisions of the employment agreement constitute "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, the Company will provide a tax gross-up payment in an amount, which after withholding of all applicable income and employment taxes, is sufficient to satisfy the executive's obligation to pay the applicable excise taxes on the excess parachute payments.

        The following table shows the potential payments upon termination or change of control of the Company as of December 31, 2007 for Vincent J. Young, Chief Executive Officer:

Executive Benefits and Payments	Termination for Cause or Other Than for Good Reason	Termination without Cause or for Good Reason	Termination upon Death or Disability	Termination without Cause or for Good Reason After a Change of Control
Compensation:
Base salary	$—	$—	$—	$—
Bonus	$—	$1,401,808	$1,401,808	$1,401,808
Benefits & Perquisites:
Health, Welfare & Fringe Benefits	$—	$83,318	$—	$83,318
Life Insurance Benefits (payable on death only)	$—	$17,794	$—	$17,794
Deferred Compensation Plan	$—	$—	$—	$—
Forfeited Benefit Plan	$—	$—	$—	$—
Cash Severance	$—	$7,473,749	$—	$1,427,308
Tax Gross-Up	$—	$—	$—	$—
Accelerated Vesting of Deferred Stock Awards	$—	$386,372	$—	$386,372

        The following table shows the potential payments upon termination or change of control of the Company as of December 31, 2007 for Deborah A. McDermott, President:

Executive Benefits and Payments	Termination for Cause or Than for Good Reason	Termination without Cause or for Good Reason	Termination upon Death or Disability	Termination without Cause or for Good Reason After a Change of Control
Compensation:
Base salary	$—	$—	$—	$—
Bonus	$—	$515,937	$515,937	$515,937
Benefits & Perquisites:
Health, Welfare & Fringe Benefits	$—	$105,380	$—	$105,380
Life Insurance Benefits (payable on death only)	$—	$3,172	$—	$3,172
Deferred Compensation Plan	$—	$930,987	$—	$930,987
Forfeited Benefit Plan	$—	$—	$—	$—
Cash Severance	$—	$3,340,163	$—	$637,891
Tax Gross-Up	$—	$—	$—	$—
Accelerated Vesting of Deferred Stock Awards	$—	$135,430	$—	$135,430

        The following table shows the potential payments upon termination or change of control of the Company as of December 31, 2007 for James A. Morgan, Chief Financial Officer:

Executive Benefits and Payments	Termination for Cause or Than for Good Reason	Termination without Cause or for Good Reason	Termination upon Death or Disability	Termination without Cause or for Good Reason After a Change of Control
Compensation:
Base salary	$—	$—	$—	$—
Bonus	$—	$469,034	$469,034	$469,034
Benefits & Perquisites:
Health, Welfare & Fringe Benefits	$—	$148,544	$—	$148,544
Life Insurance Benefits (payable on death only)	$—	$6,491	$—	$6,491
Deferred Compensation Plan	$—	$253,505	$—	$253,505
Forfeited Benefit Plan	$—	$—	$—	$—
Cash Severance	$—	$3,036,515	$—	$579,902
Tax Gross-Up	$—	$—	$—	$—
Accelerated Vesting of Deferred Stock Awards	$—	$123,120	$—	$123,120

Director Compensation for 2007

        Prior to October 2003, non-employee directors of the Company received stock options as their sole form of compensation for serving on the Board of Directors. In October 2003, the Board of Directors, upon the recommendation of the Compensation Committee, approved the modification of such compensation program (as modified, the "Director Compensation Program"). Under the Director Compensation Program, those directors who are not also employees of the Company receive an annual retainer as fixed by the Board. For service during the twelve months beginning October 1, 2007, each of the current non-employee directors of the Company (Messrs. Hickey, Lee, Lomo, Lowe, Mason and Murray) received an annual retainer of $60,000, with half of such retainer being payable in cash and the other half being payable in deferred stock units. Accordingly, on October 1, 2007, each of the current non-employee directors was paid $30,000 in cash and was granted an award of 13,333 deferred stock units. Such number of deferred stock units was determined by dividing $30,000 by $2.25 (the closing selling price per share of the Company's Class A common stock on the Nasdaq Global Market on October 1, 2007). The deferred stock units represent the right to receive a like number of shares of the Company's common stock on the 180th day following the date the director ceases to serve as a board member (or, if such 180th day is not a business day, the first business day immediately succeeding such 180th day), to the extent the units have vested as of such date. The deferred stock units vest in equal installments on the first and second anniversaries of the date of award. If a director voluntarily leaves the Board or is removed for cause, any unvested deferred stock units will be forfeited. If a director ceases to be a Board member for any other reason, any unvested units will automatically vest in full.

        Under the Director Compensation Program, the Chairman of the Audit Committee and the Chairman of the Compensation Committee is each entitled to receive an additional annual retainer of $10,000 and $5,000, respectively, paid one half in cash and one half in deferred stock units.

        Under the Director Compensation Program, an "extraordinary meeting fee" of $1,500 will be paid (in cash) to each non-employee director for each meeting in excess of eight Board meetings (or eight committee meetings) per year. This fee would also be paid for each in-person meeting in excess of the four regularly scheduled in-person meetings (although the fee would not also be paid for committee meetings held on the same day as such in-person meeting). Non-employee directors also receive reimbursement of out-of-pocket expenses incurred for each Board or committee meeting attended (including, without limitation, for travel, lodging and meals).

        The table below summarizes the compensation paid by the Company to non-employee directors in 2007, as compensation for services during the fiscal year ended December 31, 2007:

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	All Other Compensation	Total
Alfred J. Hickey, Jr.	$30,000	$30,000	$0	$60,000
David C. Lee	$32,500	$32,500	$0	$65,000
Leif Lomo	$35,000	$35,000	$0	$70,000
Richard C. Lowe	$30,000	$30,000	$0	$60,000
Alexander T. Mason	$20,000	$20,000	$0	$40,000
Reid Murray	$30,000	$30,000	$0	$60,000

(1)
Vincent Young, the Company's Chief Executive Officer, James Morgan, the Company's Chief Financial Officer, and Deborah McDermott, the Company's President, are not included in this table as they are employees of the Company and thus receive no compensation for their services as directors. The compensation received by Messrs. Young and Morgan and Ms. McDermott as employees of the Company are shown in the Summary Compensation Table on page 24.

(2)
The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 (in accordance with FAS 123(R)) in respect of awards of deferred stock units under the 2003 Non-Employee Directors Deferred Stock Unit Plan and thus may include amounts from awards granted in and prior to 2007. The grant date fair value for such awards was $2.25 per share. As of December 31, 2007, each current non-employee director has the following aggregate number of deferred stock units accumulated in their accounts for all years of service as a director: Alfred J. Hickey, 38,954 units; David C. Lee, 41,945 units; Leif Lomo, 45,304 units; Richard C. Lowe, 38,832 units; Alexander T. Mason, 16,055; and Reid Murray, 37,360 units. In addition, as of December 31, 2007, each of the current non-employee director has options to purchase the following aggregate number of shares of Class A common stock of the Company: Alfred J. Hickey, 12,925 shares; David C. Lee, 7,196 shares; Leif Lomo, 20,550 shares; and Richard C. Lowe, 7,650 shares. The shares of common stock issuable upon settlement of the deferred stock units are not reflected in the Security Ownership Table on page 10 because such shares are issuable more than 60 days following the date the director ceases to serve as a board member. The shares underlying stock options held by non-employee directors are included in the Security Ownership Table on page 10.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO THE YOUNG BROADCASTING INC.
2004 EQUITY INCENTIVE PLAN

Introduction

        On April 7, 2008, the Compensation Committee and the full Board of Directors approved and adopted the amendment to Young Broadcasting Inc. 2004 Equity Incentive Plan ("2004 Plan") increasing the aggregate number of shares of Company's Common Stock for issuance thereunder by 1,000,000 shares of Company's Common Stock (the "Amendment") and directed that the Amendment be submitted to the Company's stockholders for their approval. Stockholders are being asked to approve the Amendment. The Amendment substantially improves upon the 2004 Plan by expanding the aggregate number of shares of our Common Stock for issuance thereunder, thus allowing the Company allow selected employees, officers and consultants of the Company or an affiliate to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the Company's success and stimulating their efforts on behalf of the Company, and to assist the Company and the Company's affiliates in attracting new employees, officers and consultants and retaining existing employees, officers and consultants. Hereafter, the 2004 Plan, as amended by the Amendment shall be referred to as the "Amended 2004 Plan".

        A full copy of the Amended 2004 Plan is attached as Annex A hereto. The material features of the Amended 2004 Plan are summarized below and such summary is qualified in its entirety by reference to the complete text of the Amended 2004 Plan.

Purpose

        The Amended 2004 Plan is intended to allow selected employees, officers and consultants of the Company or an affiliate to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the Company's success and stimulating their efforts on behalf of the Company, and to assist the Company and the Company's affiliates in attracting new employees, officers and consultants and retaining existing employees, officers and consultants. The Amended 2004 Plan is also intended to provide cash incentive compensation opportunities that are competitive with those of other peer corporations, to optimize the profitability and growth of the Company and the Company's affiliates through incentives which are consistent with the Company's goals, to provide grantees with an incentive for excellence in individual performance, and to promote teamwork among employees, officers and consultants.

        The Amended 2004 Plan is not intended to be the exclusive vehicle for providing incentive or other compensation to employees and officers of the Company and its affiliates. The Company and each of its affiliates expressly reserves the right to pay, outside of the Amended 2004 Plan and subject to the rules of the Nasdaq Stock Market, other forms of compensation, including, without limitation, forms of incentive compensation that are not authorized by, or permitted to be paid under, the Amended 2004 Plan.

Administration

        The Amended 2004 Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). If and to the extent that compliance with Rule 16b-3 under the Securities Exchange Act of 1934 or the performance-based exception to tax deductibility limitations under Code Section 162(m) is desirable, the Committee must be comprised of two or more directors who qualify as "non-employee directors" under Rule 16b-3 and "outside directors" under Code Section 162(m). Subject to the terms of the Amended 2004 Plan, the Committee has full power and discretion to select those persons to whom awards will be granted; to determine the amounts and terms of awards; to amend or change the terms of any award agreement, including but not limited to the term, the vesting schedule and/or the exercise price; to cancel, with the grantee's consent, outstanding awards and to grant new awards in substitution therefor; to determine and change the conditions, restrictions and performance criteria relating to any award; to determine the settlement, cancellation, forfeiture, exchange or surrender of any award; to make adjustments in the terms and conditions of awards in recognition of unusual or nonrecurring events including, but not limited to, changing the exercise price of any award; to construe and interpret the Amended 2004 Plan and any award agreement; to establish, amend and revoke rules and regulations for the administration of the Amended 2004 Plan; to make all determinations deemed necessary or advisable for administration of the Amended 2004 Plan; and to exercise any powers and perform any acts it deems necessary or advisable to administer the Amended 2004 Plan.

        The Committee may delegate any or all of its administrative authority to the Company's Chief Executive Officer, except with respect to awards to executive officers and awards that are intended to comply with the performance-based exception to tax deductibility limitations under Code Section 162(m).

Eligibility

        The Amended 2004 Plan provides for awards to employees, potential employees, officers and potential officers of the Company or any of its affiliates and to consultants and potential consultants to the Company or any of its affiliates. Some awards will be provided to officers and others who are deemed by the Company to be "insiders" for purposes of Section 16 of the Securities Exchange Act of 1934. As of December 31, 2007, the Company and its affiliates had approximately 1,095 full-time employees (including officers), all of whom will be eligible to participate in the Amended 2004 Plan. An affiliate is defined in the Amended 2004 Plan as any entity, individual, venture or division that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company.

        The Amended 2004 Plan also provides that a former employee or officer of the Company may receive an award to the extent that the former employee or officer is entitled to receive an award under the terms of an employment agreement or similar contract entered into prior to the former employee's or officer's termination of employment. In addition, the Amended 2004 Plan provides that if the Company acquires another corporation or other entity (an "Acquired Entity") as a result of a merger or consolidation of the Acquired Entity into the Company or any of the Company's affiliates or as a result of the acquisition of the stock or property of the Acquired Entity by the Company or any of the Company's affiliates, the Committee may grant awards ("Acquired Entity Awards") to the current and former employees, consultants and non-employee directors of the Acquired Entity in substitution for options and other stock-based awards granted by the Acquired Entity.

        Non-employee directors are not eligible to receive awards under the Amended 2004 Plan.

Offering of Common Stock

        5,550,000 shares of the Company's common stock will be available under the terms of the Amended 2004 Plan for issuance in settlement of awards. The term "shares" or "stock" in this summary refers to Class A or Class B common stock as determined by the Committee, unless otherwise indicated. Of the 5,550,000 shares available for issuance, 4,240,609 shares have been issued or were subject to outstanding grants. This leaves 1,309,391 shares of common stock that will be available for new awards granted under the Amended 2004 Plan. On December 31, 2007, the last reported sale price of the Company's Class A common stock on The Nasdaq National Market was $1.05 per share.

        The stock delivered to settle awards made under the Amended 2004 Plan may be authorized and unissued shares or treasury shares, including shares repurchased by the Company for purposes of the Amended 2004 Plan. If any shares subject to any award granted under the Amended 2004 Plan or the Prior Plan are forfeited or otherwise terminated without delivery of shares, the shares subject to such awards will again be available for issuance under the Amended 2004 Plan. In addition, any shares withheld or applied as payment for shares issued upon exercise of an award or for the withholding or payment of taxes due upon exercise of the award will again be available for grant under the Amended 2004 Plan.

        If a dividend or other distribution, recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme or arrangement, split-up, spin-off or combination, or similar transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of grantees, the Committee will make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to or to be issued in connection with awards (whether or not then outstanding) and the exercise price or grant price relating to an award.

        In connection with an Acquired Entity's merger or consolidation into, or acquisition by, the Company or any of its affiliates, the Committee may grant Acquired Entity Awards to current and former employees, consultants and non-employee directors of the Acquired Entity in substitution of stock or other stock-based awards granted to such individuals by the Acquired Entity. The Acquired Entity Awards are intended to preserve the economic value of the awards held by the current and former employees, consultants and non-employee directors of the Acquired Entity immediately prior to its merger or consolidation into, or acquisition by, the Company or any of its affiliates. Acquired Entity Awards will not count against the overall limit on the number of shares of common stock available for issuance under this Amended 2004 Plan nor will they count against the individual limits on awards described below.

Limits On Awards

        The Amended 2004 Plan limits the number of shares and the amount of cash that may be issued as awards. Awards, such as stock options, stock appreciation rights, restricted stock or performance shares, that are determined by reference to the value of shares or appreciation in the value of shares may not be granted to any individual in any calendar year for an aggregate number of shares of common stock in excess of 500,000, no more than 250,000 of which may be in restricted stock or performance shares. In addition, the maximum potential value of any award that may be granted to the Chief Executive Officer or any of the Company's other four highest compensated officers in any calendar year other than annual incentive awards, stock options, stock appreciation rights, restricted stock or performance shares (or any other award which is determined by reference to the value of shares or appreciation in the value of shares) may not exceed 200% of salary as of the beginning of such calendar year or 600% of salary as of the beginning of the performance period commencing in such calendar year with respect to awards with a performance period of more than one year. For purposes of the preceding sentence, no more than $2,000,000 of salary may be taken into account. The maximum value of an annual incentive award that can be paid to any individual is 25% of the annual incentive award bonus pool as described below in "Annual Incentive Awards."

Summary of Awards under the Amended 2004 Plan

        The Amended 2004 Plan permits the granting of any or all of the following types of awards to all grantees:

  •
  stock options including incentive stock options ("ISOs") and stock appreciation rights ("SARs");

  •
  restricted stock and deferred stock;

  •
  dividend equivalents;

  •
  performance units;

  •
  performance shares;

  •
  annual incentive awards; and

  •
  other stock-based awards.

        Generally, awards under the Amended 2004 Plan are granted for no consideration other than prior and future services. Awards granted under the Amended 2004 Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the Amended 2004 Plan or other plan of the Company. The material terms of each award will be set forth in a written award agreement between the grantee and us.

Stock Options and SARs.

        The Committee is authorized to grant stock options, including ISOs (except that ISOs may not be granted to non-employee consultants), and SARs. A stock option allows a grantee to purchase a specified number of shares at a predetermined price during a fixed period measured from the date of grant. An SAR entitles the grantee to receive the excess of the fair market value of a share on the date of exercise over the grant price of the SAR. The purchase price per share of stock subject to a stock option and the grant price of an SAR is determined by the Committee and set forth in the award agreement. In general, the purchase price per share under a stock option and the grant price per share of an SAR may not be less than the fair market value per share on the date of grant. However, an SAR granted in tandem with an outstanding stock option may have a grant price equal to the exercise price of the stock option to which it relates.

        The term of each option or SAR is determined by the Committee and set forth in the award agreement, except that the term of a stock option and an SAR may not exceed ten years. Such awards are exercisable in whole or in part at such time or times as determined by the Committee and set forth in the award agreement. Options may be exercised by payment of the purchase price in cash, stock, other outstanding awards or as the Committee determines. Methods of exercise and settlement and other terms of the SARs will be determined by the Committee.

        Except as otherwise provided in an award agreement, if a grantee of an option or an SAR terminates employment (1) for a reason other than retirement, death, disability or cause, the option or SAR to the extent vested at termination will remain exercisable for a period of ninety days or (2) by reason of retirement, death or disability, the option or SAR will immediately vest and remain exercisable for a one-year period. However, in no case will options or SARs be exercisable for a period of more than ten years from the date of grant.

Restricted Stock and Deferred Stock.

        The Committee may award restricted stock consisting of shares which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the Committee lapse. A grantee receiving restricted stock will have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, except as otherwise provided in the award agreement.

        Unless otherwise provided in the award agreement, upon termination of employment during the restriction period by reason of death or disability, restricted stock will become immediately vested. Upon termination of employment for any other reason during the restriction period, restricted stock will be forfeited subject to such exceptions, if any, as are provided in the award agreement.

        The Committee may also make deferred stock awards, generally consisting of a right to receive shares at the end of specified deferral periods. Awards of deferred stock are subject to such limitations as the Committee may impose in the award agreement, which limitations may lapse at the end of the deferral period, in installments or otherwise. Deferred stock awards carry no voting or other rights associated with stock ownership unless and until the shares are actually delivered at the end of the deferral period. Except as otherwise provided in the award agreement, grantees will receive dividend equivalents with respect to deferred stock, which will be deemed to be reinvested in additional shares of deferred stock unless the Committee determines to make payment in cash.

        Unless otherwise provided in the award agreement, upon termination of employment by reason of death or disability during the deferral period, deferred stock will become immediately vested and will be promptly settled with delivery of unrestricted shares. Upon termination of employment for any other reason during deferral period, deferred stock to the extent it is not vested will be forfeited (unless otherwise provided in the award agreement) and vested deferred stock will be promptly settled with delivery of unrestricted shares.

Dividend Equivalents.

        The Committee is authorized to grant dividend equivalents which provide a grantee the right to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents. Dividend equivalents may be paid directly to grantees or may be deferred for later delivery under the Amended 2004 Plan. To the extent that dividend equivalents have been credited in connection with an award and such award is forfeited, the respective dividend equivalents will also be forfeited.

Performance Units.

        The Committee may grant performance units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The initial value of a performance unit will be determined by the Committee at the time of grant. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement. It is expected that the performance measures for performance units will generally be selected from among those listed in the Amended 2004 Plan.

        Unless otherwise provided in the award agreement, upon termination of employment during the performance period by reason of retirement, death or disability, the grantee will be entitled to receive a pro rata portion of the performance award for that period. Upon termination of employment for any other reason during the performance period, all performance units will be forfeited unless otherwise provided in the award agreement.

Performance Shares.

        The Committee may grant performance shares, which entitle a grantee to a certain number of shares of common stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement. It is expected that the performance measures for performance shares will generally be selected from among those listed in the Amended 2004 Plan.

        Unless otherwise provided in the award agreement, upon termination of employment during the performance period by reason of retirement, death or disability, the grantee will be entitled to receive a pro rata portion of the performance award for that period. Upon termination of employment for any other reason during the performance period, all performance shares will be forfeited unless otherwise provided in the award agreement.

Annual Incentive Awards.

        The Committee may grant annual incentive awards under the Amended 2004 Plan for a fiscal year of the Company in an aggregate amount not to exceed the annual "Bonus Pool." The Bonus Pool for a fiscal year shall be an amount not to exceed 9.5% of the operating cash flow of the Company and its subsidiaries for the year determined on a consolidated basis without duplication in accordance with generally accepted accounting principles. Generally, operating cash flow is comprised of operating income plus depreciation, amortization and non-cash compensation less payments for program license rights as reported on the Company's consolidated statement of income (or any comparable statement, however designated). Operating cash flow is more specifically defined in the Amended 2004 Plan.

        The Committee will determine the eligible employees who are eligible to receive annual incentive awards ("participants"). Generally, this determination will be made within the first 90 days of the fiscal year or if an employee is hired or promoted to a position which warrants designation as a participant after the first day of the year, within ninety (90) days of such hiring or promotion but not later than the elapse of 25% of the remainder of such year after such hiring or promotion. The Committee may designate an employee as a participant for a full year or for a period of less than a full year; provided that the annual incentive award payable to a person who is designated as a participant for a partial year will be charged against his or her share of the annual Bonus Pool for that year and reduce the amount of the Bonus Pool available for all other participants.

        The annual Bonus Pool will be allocated among participants in proportion to their respective target bonus opportunity for the fiscal year. No participant may receive more than 25% of the Bonus Pool for any fiscal year. A participant's target bonus opportunity will be the target bonus opportunity specified in his or her employment agreement in effect as of the first day of the fiscal year if the participant has an employment agreement that specified a target bonus opportunity. The target bonus opportunity for all other participants will be determined by the Committee during the first 90 days of the fiscal year (or, if later, by the date the employee is designated as a participant). Each participant's target bonus opportunity is expressed as a dollar amount determined by multiplying his or her base salary as of the first day of the fiscal year (or the date the employee is designated as a participant, if later) by the participant's target bonus opportunity percentage set forth in his or employment agreement or determined by the Committee, as applicable.

        Each participant's maximum percentage interest in the Bonus Pool for a fiscal year will be fixed at the beginning of the year. If an employee is first designated as a participant after the first day of the fiscal year, his or her maximum percentage will be fixed on the date of such designation). Once a participant's maximum percentage of the Bonus Pool for a fiscal year is fixed, it may be subsequently reduced but it may not be increased. A participant's maximum percentage of the Bonus Pool represents the maximum potential annual incentive award that the participant may receive for the fiscal year.

        As soon as feasible after the close of each fiscal year, the Company's independent certified public accountants will determine and report to the Committee the amount of the Company's operating cash flow for such fiscal year and the Committee will certify the maximum potential annual incentive award amount that may be paid to each participant for such fiscal year.

        The Committee will have absolute discretion to reduce the amount of a participant's annual incentive award to any amount less than maximum potential annual incentive award amount the year (or pay no annual incentive award to the participant for the year), based on such criteria, factors and measures as the Committee in its sole discretion may determine; provided, however, that a participant's annual incentive award for a year may not exceed his or her maximum potential annual incentive award as certified by the Committee. A reduction in the amount of the annual incentive award payable to any participant (including a decision not to pay an annual incentive award to a participant) will not affect the maximum annual incentive award payable to any other participant for that fiscal year.

        In general, a participant will not be entitled to receive an annual incentive award for a fiscal year if the participant's employment terminates during the fiscal year. The Committee may, however, in its absolute discretion, authorize the payment of an annual incentive award to a terminated participant in an amount determined by the Committee, which may not exceed the participant's maximum annual incentive award amount for the fiscal year.

        The Committee will determine the amount of the annual incentive award to be paid to each participant as soon as administratively practicable after the end of the fiscal year but not later than 90 days after the end of such fiscal year. Annual incentive awards will be paid in cash as soon as administratively practicable after the Committee determines the amount to be paid, but not later than 90 days after the end of the fiscal year.

Other Stock-Based Awards.

        In order to enable the Company to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the Amended 2004 Plan authorizes the Committee to grant awards that are valued in whole or in part by reference to or otherwise based on the Company's securities. The Committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Performance-Based Awards.

        The Committee may require satisfaction of predetermined performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or payable under the Amended 2004 Plan, or as a condition to accelerating the timing of such events.

        The performance measure(s) to be used for purposes of any awards (other than stock options or SARs) intended to satisfy the "performance based" exception to tax deductibility limitations under Code Section 162(m) will be chosen from among the following:

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  earnings (either in the aggregate or on a per-share basis);

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  net income or loss (either in the aggregate or on a per-share basis);

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  operating income or loss;

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  operating profit;

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  annual cash flow provided by operations (including operating cash flow used for purposes of determining the Bonus Pool for annual incentive awards);

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  free cash flow (defined as operating cash flow used for purposes of determining the Bonus Pool for annual incentive awards less interest expense and capital spending), either in the aggregate on a per-share basis;

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  costs;

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  gross revenues;

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  reductions in expense levels in each case, where applicable, determined either on a company-wide basis or in respect of any one or more business units;

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  operating and maintenance cost management and employee productivity;

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  stockholder returns (including return on assets, investments, equity, or gross sales);

  •
  return measures (including return on assets, equity, or sales);

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  share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

  •
  net economic value;

  •
  economic value added;

  •
  aggregate product unit and pricing targets;

  •
  strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

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  achievement of business or operational goals such as market share and/or business development;

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  results of customer satisfaction surveys;

  •
  safety record;

  •
  network and service reliability; and/or

  •
  debt ratings, debt leverage and debt service.

        The Committee has the discretion to adjust the determinations of the degree of attainment of the predetermined performance goals; provided, however, that awards which the Committee intends to qualify for the performance-based exception to the tax deduction limitations under Code Section 162(m) may not be adjusted upward unless the Committee intends to amend the award to no longer qualify for the performance-based exception, although the Committee retains the discretion to adjust such awards downward.

Payment and Deferral of Awards.

        Awards may be settled in cash, stock, other awards or other property, in the discretion of the Committee. The Committee may require (to the extent provided in the award agreement) or permit grantees to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish. The Amended 2004 Plan authorizes the Committee to place shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the Amended 2004 Plan. The Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the stock or other property to be distributed will be withheld to satisfy such tax obligations.

Transfer Limitations on Awards.

        Awards granted under the Amended 2004 Plan generally may not be pledged or otherwise encumbered and generally are not transferable except by will or by the laws of descent and distribution. Each award will be exercisable during the grantee's lifetime only by the grantee or, if permitted under applicable law, by the grantee's guardian or legal representative. However, transfers of awards for estate planning purposes may be permitted in the discretion of the Committee.

Amendment and Termination of the Amended 2004 Plan

        The Amended 2004 Plan may be amended, altered, suspended, discontinued or terminated by the Board without further stockholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the common stock is then listed or quoted. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of grantees on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable.

        In addition, subject to the terms of the Amended 2004 Plan, no amendment or termination of the Amended 2004 Plan may materially and adversely affect the right of a grantee under any award granted under the Amended 2004 Plan.

        Unless earlier terminated by the Board, the Amended 2004 Plan will terminate when no shares remain reserved and available for issuance or, if earlier, on February 2, 2014. The terms of the Amended 2004 Plan shall continue to apply to any awards made prior to the termination of the Amended 2004 Plan until the Company and its affiliates have no further obligation with respect to any award granted under the Amended 2004 Plan.

Federal Income Tax Consequences

        The Company believes that under present law the following are the federal tax consequences generally arising with respect to awards granted under the Amended 2004 Plan. This summary is for stockholder informative purposes and is not intended to provide tax advice to grantees.

        The grant of an option or SAR (including a stock-based award in the form of a purchase right) will create no tax consequences for the grantee or us. The grantee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO, the grantee must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise. Upon exercising an SAR, the grantee must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable stock received. In the case of SARs and options other than ISOs, the Company will be entitled to a deduction for the taxable year in which the grantee recognizes ordinary income and for the amount recognized as ordinary income by the grantee. The treatment to a grantee of a disposition of shares acquired upon the exercise of an SAR or option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option except that the Company will be entitled to a deduction (and the grantee will recognize ordinary taxable income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied. Different tax rules apply with respect to grantees who are subject to Section 16 of the Securities Exchange Act of 1934 when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute.

        With respect to other awards granted under the Amended 2004 Plan that may be settled either in cash, in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. The Company will be entitled to a deduction in the taxable year in which the grantee recognizes ordinary income for the same amount of ordinary income recognized by the grantee. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction for the taxable year in which the grantee recognizes ordinary income in the amount of the ordinary income recognized by the grantee. In certain circumstances, a grantee may elect to be taxed at the time of receipt of shares or other property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture. If the grantee makes this election, the Company will be entitled to a deduction for the taxable year in which the grantee recognizes ordinary income in the amount of the ordinary income recognized by the grantee.

        The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the Amended 2004 Plan. The summary does not address the effects of foreign, state and local tax laws. Because of the variety of awards that may be made under the Amended 2004 Plan and the complexities of the tax laws, grantees are encouraged to consult a tax advisor as to their individual circumstances.

New Plan Benefits

        Except as noted below, it is not possible to determine how many discretionary grants, nor what types, will be made to grantees in the future under the Amended 2004 Plan. It is also not possible to determine how many discretionary grants will vest rather than be forfeited. Therefore, it is not possible to determine with certainty the dollar value or number of shares of the Company's Common Stock that will be distributed to grantees under the Amended 2004 Plan.

        No determinations have been made regarding the persons to whom grants will be made in the future under the Amended 2004 Plan or the terms of such grants.

Stockholder Approval

        The affirmative vote of the holders of a majority of the voting power of the shares of Class A Common Stock and Class B Common Stock, voting together as one class, that are present in person or by proxy at the meeting is required for approval of the Amended 2004 Plan. Should such stockholder approval not be obtained, then the Amendment shall not be effective.

        The Board of Directors recommends a vote FOR approval of the Amendment to the Young Broadcasting Inc. 2004 Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2007 about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans.

Plan Category	Number of Shares of Common Stock To Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares of Common Stock Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Common Stock Reflected in First Numerical Column)
Equity compensation plans approved by security holders:
2004 Equity Incentive Plan	2,548,876	(1)	$6.81	(2)	309,391
2003 Non-Employee Directors Deferred Stock Unit Plan	215,487	(3)	$3.65	(4)	34,503
Equity compensation plans not approved by security holders:
Stock Option Agreement(6)	90,000		$22.06		—
Stock Option Agreements(7)	3,000		$22.80		—

Total:	2,857,363		$8.31		343,894

(1)
Represents (i) options to purchase 441,417 shares of Class A common stock, (ii) 2,103,459 shares of Class B common stock issuable upon settlement of deferred stock units, and (iii) options to purchase 4,000 shares of Class B common stock.

(2)
Represents the weighted average of (i) the exercise price of outstanding stock options and (ii) the market value of deferred stock unit awards on the date of grant (based on the closing selling price per share of the Company's Class A common stock on the Nasdaq Global Market on the date of grant).

(3)
Represents shares of Class A common stock issuable upon settlement of deferred stock units.

(4)
Represents the weighted average of the market value of deferred stock unit awards on the date of grant (based on the closing selling price per share of the Company's Class A common stock on the Nasdaq Global Market on the date of grant).

(5)
On June 23, 2000, the Company entered into a stock option agreement with a manager at one of the Company's subsidiaries. Pursuant to this agreement, which was not approved by security holders, options to purchase 140,000 shares of Class B common stock were granted to the manager. 40,000 of the options are immediately exercisable, 50,000 of the options became exercisable on December 31, 2004 and 50,000 of the options have been forfeited. The exercise price per share of all of the options is $22.06. All of the options expire on June 23, 2010.

(6)
In 1994, the Company entered into stock option agreements with three of its independent directors. Pursuant to these agreements, which were not approved by security holders, each such director was granted options to purchase 1,000 shares of Class A common stock. All of these options are immediately exercisable. The exercise price per share of all of these options is $22.80. All of these options expire on June 30, 2009.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        We have not yet selected an independent registered public accounting firm to perform an independent audit for the 2008 fiscal year. The Board of Directors is in the process of evaluating its 2008 audit arrangements. Ernst & Young LLP served as our independent registered public accounting firm for the 2007 fiscal year. Representatives of Ernst & Young are expected to attend the Annual Meeting and will have the opportunity to make a statement and are expected to be available to answer appropriate questions.

Fees

        Fees for professional services provided by the Company's independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, are as follows:

	2007	2006
Audit fees	$1,070,000	$1,082,448
Audit-related fees	75,000	106,506
Tax fees	37,400	50,900
All other fees	6,300	6,300

Total	$1,188,700	$1,246,154

        Fees for audit services included fees associated with the annual audit, the audit of the Company's internal controls over financial reporting, the reviews of the Company's quarterly reports on Form 10-Q, assistance with and review of documents filed with the Securities and Exchange Commission and comfort letters. Audit-related fees principally consisted of fees associated with the audit of the Company's three benefit plans and assistance with matters related to the Sarbanes-Oxley Act. Tax fees included fees for tax consultation services. All other fees consisted of fees associated with assisting the Company in the compilation of market information relating to certain of the Company's stations for use in a survey conducted by the National Broadcasters Association.

        The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services, and other services performed by the Company's independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the committee at its next scheduled meeting.

ADDITIONAL INFORMATION

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such Common Stock with the Securities and Exchange Commission, and to file copies of such reports with the Company. Based solely upon a review of the copies of such reports filed with the Company, the Company believes that during 2007 such reporting persons complied with the filing requirements of said Section 16(a).

ANNUAL REPORT

        The Company's 2007 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made. The Company will provide without charge to each of its stockholders, upon the written request of any such stockholders, a copy of its Annual Report on Form 10-K for the year ended December 31, 2007, exclusive of exhibits. Written requests for such Form 10-K should be sent to James A. Morgan, Secretary, Young Broadcasting Inc., 599 Lexington Avenue, New York, New York 10022.

OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

2009 STOCKHOLDER PROPOSALS

        Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for stockholder proposals for the 2009 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Secretary of the Company at the Company's principal executive offices not later than December 10, 2008.

By Order of the Board of Directors, JAMES A. MORGAN Secretary

April 8, 2008

ANNEX A

AMENDMENT TO THE YOUNG BROADCASTING INC.
2004 EQUITY INCENTIVE PLAN

        WHEREAS, Young Broadcasting Inc. (the "Company") currently maintains and sponsors the Young Broadcasting Inc. 2004 Equity Incentive Plan (the "Plan"); and

        WHEREAS, Section 14 of the Plan provides that the Board of Directors of the Company (the "Board") may amend the Plan at any time; and

        WHEREAS, the Board has determined it to be in the best interests of the Company to amend the Plan as hereinafter set forth.

        NOW, THEREFORE, pursuant to the authority reserved to the Board, the Plan is hereby amended as follows:

          1.     Effective as of the date of approval by the Company's stockholders (the "Amendment Approval Date") the total number of Shares available for issuance under the Plan, as determined pursuant to Section 4 of the Plan, shall be increased by One Million (1,000,000) Shares, as compared to the number of Shares available for issuance under the Plan immediately prior to the Amendment Approval Date.

          2.     Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

        IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the           th day of                        2008, on behalf of the Board.

By:	Name: Title:

ANNUAL MEETING OF STOCKHOLDERS OF

YOUNG BROADCASTING INC.

May 6, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:			2. To approve an amendment of our 2004 Equity Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL NOMINEES	NOMINEES: O Jeffrey S. Amling O Alfred J. Hickey, Jr. O Richard C. Lowe O Alexander T. Mason O Deborah A. McDermott O James A. Morgan O Reid Murray O Vincent J. Young
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL
EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:         Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

YOUNG BROADCASTING INC.

599 LEXINGTON AVENUE

NEW YORK, NEW YORK 10022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Vincent J. Young and James A. Morgan, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Class A Common Stock and Class B Common Stock of the undersigned at the 2008 Annual Meeting of Stockholders of Young Broadcasting Inc., to be held at the offices of Akerman Senterfitt, 335 Madison Avenue, New York, NY at 9:00 a.m., local time, on Tuesday, May 6, 2008, and any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, “FOR” PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the reverse side)

QuickLinks

YOUNG BROADCASTING INC.
NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2008
YOUNG BROADCASTING INC.
PROXY STATEMENT FOR 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2008
INTRODUCTION
PROPOSAL ONE—ELECTION OF DIRECTORS
INFORMATION RELATING TO OUR BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Summary Compensation Table
Grants of Plan-Based Awards for 2007
Outstanding Equity Awards at Fiscal Year-End for 2007
Option Exercises and Stock Vested for 2007
Nonqualified Deferred Compensation Table for 2007
Potential Payments Upon Termination or Change in Control
Director Compensation for 2007
PROPOSAL TWO APPROVAL OF AN AMENDMENT TO THE YOUNG BROADCASTING INC. 2004 EQUITY INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADDITIONAL INFORMATION COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
ANNUAL REPORT
OTHER MATTERS
2009 STOCKHOLDER PROPOSALS
  ANNEX A
AMENDMENT TO THE YOUNG BROADCASTING INC. 2004 EQUITY INCENTIVE PLAN